THIS DOCUMENT IS A COPY OF THE FORM SE FILED ON DECEMBER 27, 1995
             PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 2, 1996


                DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.
            (Exact name of registrant as specified in its charter)


          Delaware                      0-18150                 13-3244091
(State or other jurisdiction          (Commission          (I.R.S. Employer
    of incorporation)                 File Number)        Identification No.)


  Two World Trade Center, New York, New York                    10048
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code             (212) 392-1054



         (Former name or former address, if changed since last report)

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.

                       By: Dean Witter Realty Income Properties II, Inc. Managing General Partner


                       By:  /s/E. Davisson Hardman, Jr.
                            E. Davisson Hardman, Jr.
                            President




Date:  January 3, 1995

Item 7. Financial Statements and Exhibits

(c)  Exhibits

      (1) CE Purchase and Sale Agreement, dated October 19, 1995, with respect to the sale of various shopping centers (including exhibit J thereto).

      (2) CE First amendment to purchase and sale agreement, dated December 1, 1995.


                        -1-
            PURCHASE AND SALE AGREEMENT
            ---------------------------



           DATED as of October 19, 1995



                      between

DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.,
                  MIDWAY CROSSING LIMITED PARTNERSHIP,
DEAN WITTER REALTY INCOME PARTNERSHIP III, L.P., GENESEE CROSSING LIMITED
     PARTNERSHIP,
         FARMINGTON/9 MILE ASSOCIATES,
         A MICHIGAN LIMITED PARTNERSHIP, HAMPTON CROSSING ASSOCIATES, ROCHESTER HILLS LIMITED PARTNERSHIP, DEAN WITTER REALTY YIELD
        PLUS, L.P.

                        and
               NEW PLAN REALTY TRUST

                                                        -2-
                                           TABLE OF CONTENTS
1.  Sale of Shopping enters.........................................2
     1.1.  Excluded Property........................................3
     1.2.  Closing Date.............................................3
2.  Purchase Price..................................................3
3. Apportionments...................................................7
     3.1.  Timing of Apportionments.................................8
     3.2. Taxes.....................................................8
     3.3.  Rents....................................................9
              3.3.1.  Arrearages....................................9
              3.3.2.  Additional Rents..............................10
              3.3.3.  Collection After the Closing..................10
              3.3.4.  Settlements by Sellers........................11
     3.4.  Water....................................................11
     3.5.  Utilities................................................11
     3.6.  Existing Mortgages.......................................11
     3.7.  Post-Closing Adjustments.................................12
4.  Due Diligence Period............................................12
     4.1.  Access to the Shopping Centers...........................12
     4.2.  Purchaser's Termination Notice...........................14
     4.3.  Estoppel Certificates....................................14
     4.4.  Termination of Contracts.................................14
5.  Title...........................................................15
     5.1.  Unacceptable Encumbrances................................16
     5.2.  Removal of Unacceptable Encumbrances.....................16
     5.3.  Options Upon Failure to Remove Unacceptable
           Encumbrances.............................................17
     5.4.  Use of Purchase Price....................................17
     5.5.  Franchise Taxes..........................................18
     5.6.  Transfer Taxes; Title Insurance Premiums.................18
              5.6.1.  General.......................................18
              5.6.2.  New York Requirement..........................18
6. Representations and Warranties of the Sellers....................19
     6.1.  Survival of Representations..............................23
     6.2.  Waiver of Claims for Untrue Representation...............23
     6.3.  Limited Nature of Representations........................23
7.  Representations and Warranties of the Purchaser.................25
8.  Conditions Precedent to Closing.................................26
     8.1.  Conditions Precedent to Purchaser's Obligations..........26
     8.2.  Conditions Precedent to Sellers' Obligations.............27
9.  Documents to be Delivered by the Sellers at Closing.............28
     9.1.  Further Assurances.......................................31
10. Documents to be Delivered by the Purchaser at Closing...........31
11.  Operation of the Shopping Centers prior to the Closing Date....32
     11.1.  New Leases..............................................32
              11.1.1.  New Lease Expenses...........................33
              11.1.2.  Allocation of New Lease Expenses.............33
              11.1.3.  Exception to Sharing of New Lease Expenses...34
     11.2.  Termination of Existing Leases..........................34
     11.3.  Contracts...............................................35
     11.4.  Tax Assessments.........................................35
     11.5.  Copies of Notices.......................................36

                                                  -3-
     11.6.  Existing Mortgages......................................36
     11.7.  Hampton Village Centre..................................36
12. Broker..........................................................36
     12.1.  Broker for Sale of Shopping Centers.....................36
     12.2.  Brokers' Fees for Extensions, Renewals of Leases........37
13.  Casualty; Condemnation.........................................37
     13.1.  Damage or Destruction...................................37
     13.2.  Condemnation............................................38
     13.3.  New York Law............................................39
14.  Remedies.......................................................39
     14.1.  Sellers' Inability to Perform...........................39
     14.2.  Purchaser's Failure to Perform..........................39
     14.3.  Sellers' Failure to Perform.............................40
     14.4.  Election to Extend Closing Date.........................40
              14.4.1.  Automatic Extensions.........................40
              14.4.2.  Extensions by Sellers........................41
              14.4.3.  Cure Obligations of Sellers..................41
              14.4.4.  Extension by Purchaser.......................42
     14.5.  Termination.............................................42
     14.6.  Termination with Respect to Multiple Shopping Centers...42
     14.7.  Purchaser's Cure Rights.................................42
     14.8.  Media Play..............................................42
15.  Indemnities....................................................43
     15.1.  Purchaser's Indemnities.................................43
     15.2.  Sellers' Indemnities....................................43
16.  Escrow.........................................................44
     16.1.  Demand for Fund.........................................44
     16.2.  Status of Fund Upon Termination or Extension............45
     16.3.  Notice of Objection.....................................45
     16.4.  Actions after Notice of Objection.......................46
     16.5.  Investment of Fund......................................46
     16.6.  Duties of Escrow Agent..................................47
17.  Notices........................................................47
18.  Property Information and Confidentiality.......................49
     18.1.  Press Releases..........................................49
     18.2.  Return of Property Information..........................49
     18.3.  Property Information Defined............................50
     18.4.  Remedies................................................50
19.  Access to Records..............................................51
20.  Assignments....................................................51
21.  Entire Agreement, Amendments...................................51
22.  Merger.........................................................52
23.  Limited Recourse...............................................52
24.  Time of the Essence............................................52
25.  Waivers........................................................52
26.  Miscellaneous..................................................53
27.  Limitations on Purchaser Principals' Liability.................54
28.  Liability of Yield Plus........................................54
29.  Notice to or Knowledge of Sellers..............................54
30.  Seller's Representatives.......................................55


                                LIST OF SCHEDULES

1        Description of the Land

2        Excluded Property

3        Existing Mortgages

4        Permitted Encumbrances

5        Rent Rolls

6        Actions

7        Environmental Disclosure

8        Intangible Property

9        Licenses

10       Certain New Leases

11       Trash Disposal Contracts

12       Title Insurance Endorsements

13       Existing Mortgage Documents

14       REAs

15       Contracts

                                                 LIST OF EXHIBITS

A        Deeds

B        Lease Assignment

C        Contract and License Assignment

D        Intangible Property Assignment

E        Bill of Sale

F        Notice to Tenants

G        Tenant Estoppel Certificate

H        Landlord Estoppel Certificate

I        Sellers' FIRPTA Affidavit

J        Bradlee's Note

K        Certificate Regarding Representations and Warranties

L        Broker Receipt

M        Property Manager Release

N        Form of Press Release

O        Media Play Lease Terms

P        REA Estoppel
                                              TABLE OF DEFINED TERMS
The following capitalized terms are defined in the respective Section of the

Agreement identified below:

         "A & A Agreements" - as such term is defined in Section 9(d) hereof. "Additional Rents" - as such term is defined in Section 3.3.2 hereof. "Adjustment Date" - as such term is defined in Section 3 hereof. "Agreement" - as such term is defined in the opening paragraph hereof. "Applicable Environmental Laws" - as such term is defined in
         Section 6 (f) hereof.


    "Approved Institution" - as such term is defined in Section 16.4 hereof.

         "Approved Investment" - as such term is defined in Section 16.4 hereof.

         "Bankruptcy Code" - as such term is defined in Section 2(d) hereof.

         "Bankruptcy Proceeding" - as such term is defined in Section 2(d)

          hereof.

         "Bill of Sale" - as such term is defined in Section 9(f) hereof.

         "Bradlee's" - as such term is defined in Section 2(d)(i) hereof.

         "Bradlee's Lease" - as such term is defined in Section 2(d)(i)

         hereof. "Bradlee's Note" - as such term is defined in Section 2(d)(i)

         hereof. "Broker" - as such term is defined in Section 12.1 hereof.

         "Buildings" - as such term is defined in Section 1 hereof.

       "Closing" - as such term is defined in Section 1.2 hereof.

         "Closing Date" - as such term is defined in Section 1.2 hereof.

         "Closing Statement" - as such term is defined in Section 9(r) hereof.

          "Contract and License Assignment" - as such term is defined in
          Section 9(c)
         hereof.

         "Contracts" - as such term is defined in Section 9(c) hereof.

         "Conveyance Documents" - as such term is defined in Section 6.3 hereof. "Deeds" - as such term is defined in Section 9(a) hereof.

         "Downpayment" - as such term is defined in Section 2(a) hereof.

         "Due Diligence Period" - as such term is defined in Section 4 hereof. "Escrow Agent" - as such term is defined in Section 2(a)

         hereof.

          "Estoppel Certificates" - as such term is defined in Section 4.3 hereof.


         "Existing Mortgages" - as such term is defined in Section 2(b) hereof.


         "Extension Events" - as such term is defined in Section 14.4.1 hereof.

"Farmington Broker" - as such term is defined in Section 12.1 hereof.

"Fund" - as such term is defined in Section 16 hereof.

"Gains Tax Law" - as such term is defined in Section 5.6.2 hereof.

"Hazardous Substances" - as such term is defined in Section 6(f) hereof.

"Intangible Property Assignment" - as such term is defined in
 Section 9(d)
hereof.

"Investigations" - as such term is defined in Section 4.1 hereof.

"Land" - as such term is defined in Section 1 hereof.

"Landlord Estoppel Certificates" - as such term is defined in
 Section 9(h)
hereof.

"Laws" - as such term is defined in Section 6(c) hereof.

"Lease Assignment" - as such term is defined in Section 9(b) hereof.

"Leases" - as such term is defined in Section 6(d) hereof.

"Licenses" - as such term is defined in Section 9(c) hereof.

"Liens" - as such terms is defined in Section 5.2 hereof. "Media Play" -

as such term is defined in Section 3.7 hereof. "New Lease" - as such term is defined in Section 11.1.1 hereof.

 "New Lease Expenses" - as such term is defined in Section 11.1.1 hereof.


"Notice of Objections" - as such term is defined in Section 16.2 hereof.


"Permitted Encumbrances" - as such term is defined in Section 5 hereof.


"Personal Property" - as such term is defined in Section 1 hereof.


"Property Information" - as such term is defined in Section 18.3 hereof.


"Purchase Price" - as such term is defined in Section 2 hereof.


"Purchaser" - as such term is defined in the opening paragraph hereof.


"Purchaser's Documents" - as such term is defined in Section 7(b) hereof.


"Purchaser's Representatives" - as such term is defined in Section 18.3 hereof.

"Purchaser's Termination Notice" - as such term is defined in Section 4.2 hereof.

"REAs" - as such term is defined in Section 13.1 hereof.

"Rent Commencement Date" - as such term is defined in Section 11.1.2 hereof.
"Representative" - as such term is defined in Section 29 hereof.
"Required Estoppel Certificates" - as such term is defined in Section 4.3 hereof.

"Seller Parties" - as such term is defined in Section 6 hereof. "Sellers" - as such term is defined in the opening paragraph hereof. "Sellers' Affiliates" -

as such term is defined in Section 23 hereof. "Sellers' Documents" - as such term is defined in Section 6(b) hereof. "Shopping Centers" - as such term is defined in Section 1 hereof. "Survey" - as such term is defined in Section 5 hereof.

"Surviving Obligations" - as such term is defined in Section 14.5 hereof.


"Title Commitment" - as such term is defined in Section 5 hereof.


"Title Company" - as such term is defined in Section 5 hereof.


"Transfer Tax Payments" - as such term is defined in Section 5.6.1 hereof.


"Transfer Tax Return" - as such term is defined in Section 5.6.1 hereof.


"Trash Disposal Contracts" - as such term is defined in Section 4.4 hereof.


"Unacceptable Encumbrances" - as such term is defined in Section 5.1 hereof.


"Yield Plus" - as such term is defined in the opening paragraph hereof.


"Yield Plus Sellers" - as such term is defined in Section 6.1 hereof.
                                                        -1-
                                            PURCHASE AND SALE AGREEMENT
                                            ___________________________

PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of the 19th day of October, 1995, by and between Dean Witter Realty Income Partnership II, L.P., a Delaware limited partnership, Midway Crossing Limited Partnership, a Michigan limited partnership, Dean Witter Realty Income Partnership III, L.P., a Delaware limited partnership, Genesee Crossing Limited Partnership, a Michigan limited partnership, Farmington/9 Mile Associates, a Michigan Limited Partnership, a Michigan limited partnership, Hampton Crossing Associates, a Michigan general partnership and Rochester Hills Limited Partnership, a Delaware limited partnership, each having offices c/o Dean Witter Realty Inc., Two World Trade Center, 64th Floor, New York, New York 10048 (collectively, the "Sellers" and, individually, a "Seller"), New Plan Realty Trust, a Massachusetts business trust, having an office at 1120 Avenue of the Americas, 12th Floor, New York, New York 10036 (the "Purchaser"), and Dean Witter Realty Yield Plus, L.P., a Delaware limited partnership ("Yield Plus").

                                                W I T N E S S E T H

WHEREAS, the Sellers are the owners of the following shopping centers:
         LOCATION                                               OWNER
Wallkill Plaza, Middletown, New York          Dean Witter Realty Income
                                              Partnership II, L.P.

Midway Crossing, Elyria, Ohio                 Midway Crossing Limited Partnership

Delta Center, Delta Township, Michigan        Dean Witter Realty Income Partnership
                                              III, L.P.

Fashion Corners, Saginaw Township, Michigan   Dean Witter Realty Income Partnership
                                              III, L.P.
Genesee Crossing, Flint Township, Michigan    Genesee Crossing Limited Partnership

Westland Crossing, Westland, Michigan         Dean Witter Realty Income Partnership
                                              III, L.P.
Farmington Crossroads, Farmington, Michigan   Farmington/9 Mile Associates, a Michigan
                                              Limited Partnership

Hall Road Crossing, Shelby Township,          Dean Witter Realty Income
Michigan                                      Partnership III, L.P.

                                                        -2-
Hampton Village Centre, (other than           Hampton Crossing Associates
condominium units 10, 11 and 12) Rochester
Hills, Michigan

Hampton Village Centre                        Rochester Hills Limited
Partnersip
condominium units 10, 11
and 12, Rochester Hills, Michigan

WHEREAS, the Sellers and the Purchaser desire to enter into an agreement whereby, subject to the terms and conditions contained herein, the Sellers shall sell the Shopping Centers to the Purchaser and the Purchaser shall purchase the Shopping Centers from the Sellers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

         1.  Sale of Shopping Centers.

Each Seller agrees to sell and convey to the Purchaser, and the Purchaser agrees to purchase from each Seller, at the price and upon the terms and conditions set forth in this Agreement, all those certain plots, pieces and parcels of land described in Schedule 1 hereto (the "Land") listed thereon as owned by such Seller, together with (i) all buildings, structures and other improvements situated on the Land (collectively, the "Buildings"), (ii) all easements, rights of way, reservations, privileges, appurtenances, mineral, oil and gas rights, development, air and water rights, and other estates and rights of such Seller pertaining to the Land and the Buildings, (iii) all right, title and interest of such Seller in and to all signs, fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings, or used in connection therewith (collectively, the "Personal Property"), (iv) all right, title and interest of such Seller, if any, in and to the trade names of the Land and/or the Buildings, (v) all right, title and interest of such Seller, if any, in and to all strips and gores, all alleys adjoining the Land, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, and all right, title and interest of such Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Land or the Buildings (the Land, together with all of the foregoing items listed in clauses (i)-(v) above being hereinafter sometimes referred to as to each separate location listed on Schedule 1 as a "Shopping Center" and, collectively, as the "Shopping Centers"), (vi) all Leases, Licenses, Contracts and any warranties or guaranties relating thereto, and relating to the Shopping Centers, and (vii) any
                                                        -3-
plans and specifications, books, records and files of such Seller, whether maintained by the Sellers or by any agent of the Sellers, relating to any of the foregoing.

                  1.1      Excluded Property.

Specifically excluded from the Shopping Centers and this sale are all items of personal property not described in Section 1 and the items described in Schedule 2 annexed hereto and made a part hereof.

                  1.2       Closing Date.

The delivery of the Deeds and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts, at 10:00 A.M. on December 11, 1995 or such earlier date as the Sellers and the Purchaser may agree to in writing (as the same may be extended with respect to one or more Shopping Centers pursuant to Section 14.4 and Section 14.8 hereof, the "Closing Date"). Time is of the essence with respect to the occurrence of the Closing (subject to Section 14.4 and Section 14.8 hereof).

                  2.        Purchase Price.

The purchase price to be paid by the Purchaser to the Sellers for the Shopping Centers (the "Purchase Price") is One Hundred Twenty-Six
Million Dollars ($126,000,000) payable as follows:

(a) One Million ($1,000,000.00) Dollars (the "Downpayment"), shall be payable simultaneously with the execution and delivery of this Agreement, by delivery to Lawyers Title Insurance Corporation (the "Escrow Agent") by a bank wire transfer of immediately available funds to an account designated in writing by the Escrow Agent.

The Downpayment shall be held and disbursed by the Escrow Agent in accordance with the terms of Section 16. If the Closing shall occur with respect to the last Shopping Center remaining to be disposed of under this Agreement, the Sellers shall be entitled to receive the Downpayment and all interest accrued thereon, if any, and such interest shall be credited, in Purchaser's favor, against the portion of the Purchase Price payable pursuant to Section 2(c) solely to the extent that such interest accrues up to and including the Adjustment Date.

(b) Thirty Seven Million Five Hundred Ninety Thousand ($37,590,000) Dollars shall be paid at the Closing by the Purchaser accepting title to the Shopping Centers subject to the existing mortgages described on
Schedule 3 hereto (the "Existing Mortgages") the principal balance of which is $37,590,000 on the date of this Agreement. It shall be a condition to Purchaser's obligation to purchase the Shopping Centers that (i) the Sellers shall not have modified any provisions of the Existing Mortgages subsequent to the date hereof without the Purchaser's prior written consent, which consent shall not be
                                                        -4-

unreasonably withheld or delayed with respect to any modification required to consummate the transaction described herein, and (ii) the Sellers shall have paid any amounts due and payable with respect to the Existing Mortgages as of the Closing Date. To the extent any payment by the Sellers reduces the aggregate unpaid principal balance of the Existing Mortgages below $37,590,000, the moneys payable at the Closing by the Purchaser pursuant to Section 2(c) shall be increased by a like amount. To the extent that the unpaid principal balance of the Existing Mortgages exceeds $37,590,000 on the Closing Date, the moneys payable at the Closing by the Purchaser pursuant to Section 2(c) shall be decreased by a like amount.

(c) Subject to the terms of paragraph (d) of this Section 2 and apportionments as described in Section 3, Eighty Seven Million Four Hundred Ten Thousand ($87,410,000) Dollars shall be payable at the Closing by bank wire transfer of immediately available funds to the Sellers' account or to the account or accounts of such other party or parties as may be designated by the Sellers in writing on or before the Closing Date.

(d)      (i)  In the event that on the Closing Date for the Wallkill
Plaza Shopping Center the Lease to Bradlee's Department Store
("Bradlee's")
of space in such Shopping Center (the "Bradlee's Lease") has been rejected or deemed rejected pursuant to sec 365 of the United States Bankruptcy Code (the "Bankruptcy Code") in Case Nos. 95 B42777 through
95 B42784 (BRL) in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Proceeding"), the Purchase Price and the portion of the Purchase Price allocated to the Wallkill Plaza Shopping Center pursuant to paragraph (e) of this Section 2 shall be reduced by an amount equal to One Million Two Hundred Thousand
($1,200,000) Dollars. In the event that on the Closing Date for the Wallkill Plaza Shopping Center the Bradlee's Lease has not been assumed, rejected or deemed rejected pursuant to sec 365 of the Bankruptcy Code, the Purchase Price and a portion of the Purchase Price allocated to the Wallkill Plaza Shopping Center pursuant to paragraph (e) of this Section
2 equal to $1,200,000 shall become a contingent obligation as set forth below in this clause (d) and shall be paid by the execution and delivery to the Seller of the Wallkill Plaza Shopping Center of a promissory note in an amount equal to One Million Two Hundred Thousand ($1,200,000) Dollars, in the form annexed hereto as Exhibit J and made a part hereof (the "Bradlee's Note"). At such time after the Closing Date for the Wallkill Plaza Shopping Center as the Bradlee's Lease is assumed or rejected or deemed rejected pursuant to sec. 365 of the Bankruptcy Code in the Bankruptcy Proceeding, (A) the Purchaser shall pay to the Seller of the Wallkill Plaza Shopping Center the full amount of the Bradlee's
Note, together with interest thereon if the Bradlee's Lease is assumed (subject to cancellation and return of the Bradlee's Note and adjustment as set forth in Paragraph (d)(ii) below); or (B) the entire amount of the Bradlee's Note shall be forgiven if the Bradlee's Lease is rejected or deemed to be rejected pursuant to sec. 365 of the Bankruptcy Code and the $1,200,000 conditional portion of the Purchase Price shall not be payable. If the Bradlee's Lease has been
                                                        -5-

neither assumed nor rejected nor deemed rejected pursuant to sec. 365 of the Bankruptcy Code as of the fifth anniversary of the Closing Date for the Wallkill Plaza Shopping Center, the Purchaser shall pay to the Seller of the Wallkill Plaza Shopping Center an amount equal to one-half of the face amount of the Bradlee's Note, together with interest on such one-half, and the remaining amount of the Bradlee's Note shall be forgiven and the Bradlee's Note shall be cancelled and returned to the Purchaser. Each reference in this clause (d) to the Bradlee's Lease being assumed shall be construed to mean the entry of an order in the Bankruptcy Proceeding regarding such assumption without modification of the Bradlee's Lease in any material respect other than as to basic rent (as set forth in clause (d)(ii) below) or as to other modifications to which the Purchaser consents.

(ii) Notwithstanding the assignment of the Bradlee's Lease to the Purchaser pursuant to the terms hereof, the Purchaser hereby agrees that the Seller of the Wallkill Plaza Shopping Center shall have primary responsibility for negotiating the terms of the assumption of the Bradlee's Lease by Bradlee's. No extension, renewal or modification of the Bradlee's Lease, other than with respect to basic rent during the initial term of the Bradlee's Lease, shall be agreed upon without the prior written consent of the Purchaser, which consent may, in the Purchaser's sole discretion, be withheld as to any extension, renewal or modification of the Bradlee's Lease except for amendments to non-material provisions of the Bradlee's Lease, in which event such consent shall not be unreasonably withheld or delayed. The Seller of the Wallkill Plaza Shopping Center may negotiate modifications to basic rent during the initial term of the Bradlee's Lease without the consent of the Purchaser, provided, that the amount of the Bradlee's Note to be paid to the Seller of the Wallkill Plaza Shopping Center upon the assumption of the Bradlee's Lease shall be reduced by the net present value of any basic rent concessions in favor of Bradlee's, calculated using a discount rate of nine percent (9%) per annum. The Seller of the Wallkill Plaza Shopping Center shall not negotiate an adjustment to the basic rent under the Bradlee's Lease that would have an adverse impact on the present value of such basic rent greater than $1,200,000.

(iii) In the event that Bradlee's or a trustee of Bradlee's bankruptcy estate seeks to assign the Bradlee's Lease to a third party in connection with an assumption of the Bradlee's Lease in the Bankruptcy Proceeding, the Purchaser shall have the right to file an objection to and contest such assignment solely on the basis of the failure to comply with the provisions of sec. 365 of the Bankruptcy Code. Prior to filing any such objection, the Purchaser shall provide the Seller of the Wallkill Plaza Shopping Center with a reasonable opportunity to review such objection to confirm that such objection is limited to the matters set forth in this paragraph. Such Seller shall give the Purchaser timely notice of any pleading received by such Seller proposing such an assignment.
                                                        -6-
(iv) With respect to the Bradlee's Lease, the Seller of the Wallkill Plaza Shopping Center shall (x) reasonably cooperate (at no cost to such Seller) with the Purchaser in making filings in the Bradlee's Bankruptcy following the occurrence of the Closing, to make clear the Purchaser's status as landlord under the Bradlee's Lease, and (y) provide status reports to the Purchaser from time to time regarding the negotiations for the assumption of the Bradlee's Lease.

(e) The Purchase Price for each individual Shopping Center is as follows:

         Shopping Center                                Purchase Price
         1. Wallkill Plaza                              $12,200,000
         2. Midway Crossing                               9,700,000
         3. Delta Center                                 12,000,000
         4. Fashion Corners                              11,200,000
         5. Genesee Crossing                              8,700,000
         6. Westland Crossing                            10,700,000
         7. Farmington Crossroads                         5,450,000
         8. Hall Road Crossing                           12,950,000
         9. Hampton Village Centre                       43,100,000

(f) If the Closing occurs with respect to any of the Shopping Centers on different dates, then (i) the Downpayment shall not be applied to the Purchase Price of such Shopping Center unless no further Closings remain to occur with respect to any Shopping Center, (ii) that portion of the Purchase Price to be paid by the assumption of the Existing Mortgages or purchase of the Shopping Centers subject to the Existing Mortgages, as the case may be, pursuant to Section 2(b) shall apply to the Closing with respect to the Shopping Centers encumbered by the Existing Mortgages, (iii) the balance of the Purchase Price to be paid at each such Closing shall be calculated by reference to the Purchase Prices for each of the Shopping Centers set forth in Section 2(e), as reduced by assumption of the Existing Mortgages or purchase of the Shopping Centers subject to the Existing Mortgages, as the case may be, as set forth in clause (ii) above, and (iv) the apportionments to be performed pursuant to Section 3 shall be calculated only with respect to those Shopping Centers that are to be transferred at each such Closing.

(g) The Purchaser covenants and agrees that if the holder of the Existing Mortgage encumbering the Hampton Village Centre Shopping Center requires that (i) the lien of such Existing Mortgage is spread to cover all of the Hampton Village Centre Shopping Center, or (ii) from and after the Closing Date, condominium units 10, 11 and 12 of such Shopping Center be held by an entity other than the holder of legal title to the remainder of such Shopping Center, the Purchaser shall comply with such requirement, and such requirement shall not constitute an inability, failure or refusal of the Sellers to satisfy conditions to Closing or any other obligations hereunder.
                                                        -7-
(h) If, on the Closing Date for the Fashion Corners Shopping Center, the
Seller of the Fashion Corners Shopping Center has not entered into a lease for the space in such Shopping Center occupied by T.J. Maxx with either
(i) Staples, or (ii) Office Max, or (iii) Best Products, for a monthly rent not less than the rent currently paid by T.J. Maxx for such space, and otherwise upon such terms and conditions as are reasonably acceptable to the Purchaser, the Purchase Price and the portion of the Purchase Price allocated to the Fashion Corners Shopping Center shall be reduced by an amount equal to One Hundred Eighty Thousand Dollars ($180,000).

(i) If, on the Closing Date for the Westland Crossing Shopping Center, the Seller of the Westland Crossing Shopping Center has not entered into a lease with Linens 'n More for the space that is currently occupied by Linens 'n More in such Shopping Center plus an additional 4,400 square feet of space, the Purchaser shall receive from the Sellers a rental income replacement credit of $250,000; provided, that this clause (i) shall be of no force and effect if the Purchaser elects not to purchase the Westland Crossing Shopping Center for any reason permitted under this Agreement including, without limitation, Section 14.8.

3.        Apportionments

The following shall be apportioned between the Sellers and the Purchaser for all Closings as of 11:59 P.M. on (i) December 10, 1995 (which date shall remain applicable even if the Closing Date is extended pursuant to
Section 14.4.1, Section 14.4.2 or Section 14.8), or (ii) the date preceding the Closing Date if the Closing occurs prior to December 11, 1995, or (iii) December 12, 1995, in the event that the Purchaser elects to extend the Closing Date pursuant to Section 14.4.4 (the "Adjustment Date"), in the manner set forth in Section 3.1:

(a) prepaid rents, rents for the month in which the Closing occurs and
Additional Rents and other amounts payable by tenants, if, as and when received, subject to Section 3.3, together with a reduction to the Purchase Price equal to the net present value of any free occupancy period, free tenant improvements, or other similar concessions to any tenant under any Lease in effect as of the date hereof which, by the terms of such Lease, are to occur on or after the Adjustment Date;

(b)      interest on the Existing Mortgages;

(c) real estate taxes, special assessments (but only any installment relating to the period in which the Adjustment Date occurs), water charges, sewer rents and vault charges, if any, on the basis of the fiscal years (or applicable billing period if other than a fiscal year), respectively, for which same have been assessed, subject to Section 3.2;

(d) value of prepaid fuel belonging to Seller stored on the Shopping Centers, at the Sellers' cost, including any taxes, on the basis of a statement from the Sellers' suppliers;
                                                        -8-

(e) charges and payments under Contracts that are being assigned to the
Purchaser pursuant to the terms of this Agreement or permitted renewals or replacements thereof;

(f) any prepaid items, including, without limitation, fees for licenses which are transferred to the Purchaser at the Closing and annual permit and inspection fees;

(g) utilities, including, without limitation, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings (provided, that the foregoing shall specifically exclude any deposits of the Sellers with respect to such utilities);

(h) personal property taxes payable by the owner of a Shopping Center regardless of identity, if any, on the basis of the fiscal year for which assessed;

(i) all other expenses and revenues from the operation of the Shopping
Centers other than rents and Additional Rents (including, without limitation, parking charges, and telephone booth and vending machine revenues);

(j)      New Lease Expenses as provided in Section 11.1.2; and

(k) such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the respective Shopping Centers and located in the County in which the respective Shopping Centers are located.

3.1.  Timing of Apportionments.

At the Closing, the Sellers and the Purchaser shall adjust the Purchase Price only for (i) rents payable for the month in which the Closing occurs, regardless of whether such rents have been paid (and the Sellers shall be responsible for the collection of such rents), and (ii) the matters described in Section 3(b) and Section 3(c) (other than water charges, sewer rents and vault charges). On the last day of the first full calendar month following the month in which the closing occurs, the remainder of the apportionments described in Section 3 shall be completed, calculated as of the Adjustment Date. On such date, the Sellers or the Purchaser, as appropriate, shall pay, in cash the amount of the remaining net apportionments under Section 3

3.2.  Taxes.

If the amount of water charges, sewer rents, personal property taxes or real estate taxes for any Shopping Center for the fiscal year during which the Closing occurs is not finally determined at the Adjustment Date, such taxes and other charges shall be apportioned on the basis of the full
                                                        -9-
amount of the assessment for such period (or the assessment for the prior tax or other period if the assessment for the current tax period or other period is not then known) and the rate for the immediately prior tax year, notwithstanding any provisions of law which permit reduced payment pending final determination, and shall be reapportioned as soon as the new tax rate and/or rate for other charges and valuation, if any, has been finally determined and the tax bill or other bill has been received. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.

                  3.3  Rents.

                            3.3.1  Arrearages.

If on the Closing Date any tenant is in arrears in the payment of rent or has not paid the rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing
Date), any rents received by the Purchaser from such tenant after the Closing shall be applied to amounts due and payable by such tenant during the following periods (if any) in the following order of priority:
(i) first, to the month(s) following the month in which the Closing occurred, (ii) second, to the month in which the Closing occurred, and
(iii) third, to the month(s) preceding the month in which the Closing occurred. Notwithstanding the foregoing allocation, any rents paid by any tenant that is not more than fifty-nine days in arrears in its rent payments, made during the period commencing on the Closing Date and terminating thirty (30) days thereafter, shall be applied either to rents that are due and not yet paid for the rental period immediately preceding the rental period in which the Closing occurred, or, if no such rents are due, to any rents that are due and not yet paid for the rental period in which the Closing occurred, and the remainder shall be applied in accordance with the immediately preceding sentence. The Purchaser shall have no obligation to collect past due rentals and other amounts from tenants under the Leases after the Adjustment Date. If rents or any portion thereof received by the Sellers or the Purchaser after the Closing are due and payable to the other party by reason of this allocation or the allocation set forth in Section 3.3.2 below, subject to the Sellers' rights under Section 3.3.3, the appropriate sum, less, in the case of rents received by the Purchaser, a proportionate share of any reasonable attorneys' fees and costs and expenses expended by the Purchaser in connection with the collection thereof, shall be promptly paid to the other party. Subject to the Sellers' rights pursuant to Section 3.3.3, the Sellers shall deliver to the Purchaser any rents (including Additional Rents) received from any Tenant subsequent to the Closing Date for application in accordance with this
Section 3.3.1 or Section 3.3.2, as the case may be. The obligations of this Section 3.3.1 shall survive the Closing.
                                                       -10-
                           3.3.2  Additional Rents.
If any tenants are required to pay percentage rent, escalation charges for real estate taxes, parking charges, operating expenses and maintenance escalation rents or charges, cost-of-living increases or other charges of a similar nature ("Additional Rents") and any Additional Rents are received from a tenant after the Closing Date, then the Purchaser shall apply such Additional Rents (i) first, to the applicable rental period(s) following the period in which the Closing occurred, to the extent of any Additional Rents due and owing for such period, (ii) second, to the applicable rental period in which the Closing occurred, to the extent of any Additional Rents due and owing for such period, and (iii) third, to the applicable rental period(s) preceding the period in which the Closing occurred, to the extent of any Additional Rents due and owing for such period, less, in the case of rents received by the Purchaser, a proportionate share of any reasonable attorneys' fees and costs and expenses expended by the Purchaser in connection with collection thereof. Notwithstanding the foregoing allocation, if and to the extent that any remittance of Additional Rents is accompanied by express directions from a tenant that such Additional Rents are allocable to a specific rental period, such Additional Rents shall be applied first to the rental period so specified, and the remainder shall be applied in accordance with the immediately preceding sentence. To the extent that such Additional Rents consist of percentage rents, such Additional Rents shall be allocated under this
Section 3.3.2 based on the assumption that such Additional Rents are earned at a constant rate during the course of the period for which such Additional Rents are paid. The obligations of this Section 3.3.2 shall survive the Closing. In the event that the provisions of any Lease regarding calculation of Additional Rents call for a partial refunding or credit of such Additional Rents for any period paid in advance by such tenant, the Sellers shall pay a portion of such refund or credit, net of offsets, ratably attributable to the portion of such Additional Rents received by the Sellers for such period.
                           3.3.3  Collection After the Closing.
After the Closing, each Seller shall continue to have the right, in its own name, to demand payment of and to collect rent and Additional Rent arrearages owed to such Seller by any tenant, which right shall include, without limitation, the right to continue (subject to the next sentence following) or commence legal actions or proceedings against any tenant, and delivery of the Lease Assignment shall not constitute a waiver by the Sellers of such right. The Sellers shall not disturb or otherwise interfere with any tenant in its occupancy and use of its leased portion of the Shopping Centers in the exercise of its rights under this Section
3.3.3. Subject to the preceding sentence, the Purchaser agrees to cooperate with the Sellers in connection with all reasonable efforts by the Sellers to collect such rents and Additional Rents and to take all reasonable steps as may be necessary to carry out the intention of the foregoing without out-of-pocket third party costs to the Purchaser.
                                                       -11-

3.3.4  Settlements by Sellers.

In the case of amounts payable by tenants to any Seller for periods of time ending before the Adjustment Date but to become payable thereafter when bills are rendered (such as annual computations of Additional Rents) the Sellers shall after settlement prepare and promptly deliver to the Purchaser the information necessary to prepare the bills to the tenants. Each Seller warrants and represents that such information will be true, complete and correct. All such charges shall be paid to the Purchaser and adjusted and applied as provided herein.

                  3.4.  Water.

If there is a water meter on the Shopping Centers, the Sellers shall furnish a reading to a date not more than thirty (30) days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading. In addition, if there are any such charges submetered to tenants and payable by them directly to the Sellers, Sellers shall use reasonable efforts to obtain readings thereof as of the Adjustment Date on or before the date specified in Section 3.1, and such items shall be prorated, and adjusted and applied in mode and manner as with respect to Additional Rents.

                  3.5.  Utilities.

The Sellers will obtain final cut-off readings of fuel, telephone, electricity, and gas as of the Adjustment Date on or before the date specified in Section 3.1. The Sellers shall pay the bills based on such readings promptly after the same are rendered. If arrangements cannot be made for any such cut-off reading, the parties shall apportion the charges for such services on the basis of the bill therefor for the most recent billing period prior to the Adjustment Date, and the Sellers and Purchaser shall promptly readjust the apportionments in accordance with the actual bills upon their receipt by the Purchaser or the Sellers. In addition, if there are any such charges submetered to tenants and payable by them directly to the Sellers, Sellers shall use reasonable efforts to obtain readings thereof at the Adjustment Date, and such items shall be prorated, and adjusted and applied in mode and manner as with respect to Additional Rents. The Sellers shall retain all of their deposits with the providers of utility services, and the Purchaser shall have no rights to such deposits.

                  3.6.  Existing Mortgages.

The amount of any reserves, escrows or accruals held by the holders of the Existing Mortgages for real estate taxes, insurance premiums and other amounts, if any, shall be paid to the Sellers by the Purchaser at the
Closing and the Sellers shall assign to the Purchaser all of the Sellers' right, title and interest thereto.
                                                       -12-

                  3.7.  Post-Closing Adjustments.

If any of the items subject to apportionment under the foregoing provisions of this Section 3 cannot be apportioned on the date specified in Section 3.1 because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing, in the case of errors or omissions, for a period of one hundred eighty (180) days after the Closing Date. Notwithstanding any of the foregoing provisions of this Section 3.7 to the contrary, the Purchaser and the Sellers agree that the one hundred eighty (180) day limitation set forth in this Section 3.7 shall not apply to an inability to calculate apportionments as a result of the unavailability of information necessary to compute such apportionment, and that the obligation to reapportion in such circumstance shall survive the Closing forever.

         4.  Due Diligence Period.

Notwithstanding anything to the contrary contained herein, the Purchaser shall have until November 30, 1995 or such shorter period as the Purchaser may elect (the "Due Diligence Period") to examine title to the Shopping Centers, to inspect the physical and financial condition of the Shopping Centers and to review the Property Information.

                  4.1.  Access to the Shopping Centers.

During the Due Diligence Period, and subsequent to the end of such period until the termination of this Agreement or the Closing, the Purchaser and the Purchaser's Representatives shall have the right to enter upon the Shopping Centers and their books, records and files for the sole purpose of inspecting the Shopping Centers (including, without limitation, interviewing tenants, and speaking to one individual at each Shopping Center location designated by the Sellers as representing the on-site property manager, such person to have knowledge of the management and operations of such Shopping Centers) and making surveys, soil borings, engineering tests and other investigations, inspections and tests (collectively, "Investigations"), provided (i) as to each Shopping Center, the Purchaser shall give the Sellers not less than one
(1) business day's prior notice (which notice may be telephonic) before each entry, and (ii) neither the Purchaser nor the Purchaser's Representatives shall permit any borings, drillings or samplings (other than asbestos samplings) to be done on the Shopping Centers without the Sellers' prior consent, which consent shall not be unreasonably withheld or delayed. Any entry upon the Shopping Centers and all Investigations shall be conducted during the Sellers' normal business hours and at the sole risk and expense of the Purchaser and the Purchaser's Representatives, and shall not unreasonably interfere with the activities on or about the Shopping Centers of the
                                                       -13-

Sellers, its tenants and their employees and invitees. The Purchaser shall:

(a)   if the Closing does not occur on the Closing Date (as the same may
be postponed pursuant to Section 14.4 or Section     14.8), promptly
repair any damage to the Shopping Centers resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Shopping Centers used for such Investigations so that the Shopping Centers shall be in substantially the same condition that they existed in prior to such Investigations, provided, that until the Purchaser either repairs such damage or closes on the acquisition of the Shopping Centers, it shall take all steps necessary to ensure that such unrepaired conditions shall not further deteriorate or cause any harm to persons or property;

(b)    fully comply with all Laws applicable to the Investigations;

(c) permit the Sellers to have a representative present during all Investigations at any Shopping Center undertaken hereunder;

(d) furnish to the Sellers, at the Sellers' election and at no cost or expense to the Sellers other than reimbursement for the actual out-of-pocket expenses of the Purchaser evidenced by copies of third party invoices, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports relating to the Investigations prepared by third parties (other than work product of counsel) which the Purchaser shall obtain with respect to the Shopping Centers promptly after the Purchaser's receipt of same;

(e) not allow the Investigations to result in any liens, judgments or other encumbrances being filed or recorded against the Shopping Centers, and the Purchaser shall, at its sole cost and expense, promptly discharge of record, by bond or otherwise, any such liens or encumbrances that are so filed or recorded (including, without limitation, liens for services, labor or materials furnished); and

(f) indemnify the Sellers and the Sellers' Affiliates and hold the Sellers and the Sellers' Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements), suffered or incurred by the Sellers or any of the Sellers' Affiliates and arising out of or in connection with (i) the Purchaser's and/or the Purchaser's Representatives' entry upon the Shopping Centers, (ii) any Investigations, and/or (iii) any liens or encumbrances filed or recorded against the Shopping Centers as a consequence of the Investigations. The foregoing indemnity shall not be deemed to apply to claims, demands, causes of action, losses, damages, liabilities, costs or expenses arising solely out of the Purchaser and the Purchaser's Representatives discovering and/or reporting a pre-existing environmental contamination or violation of Applicable Environmental Laws, even if the act of such discovery and/or reporting imposes upon the Sellers or the
                                                       -14-
Sellers' Affiliates or increases the amount of the Sellers' or the Sellers' Affiliates' liability, provided, that the Purchaser and the Purchaser's Representatives have conducted the Investigations in a commercially reasonable manner. So long as the Purchaser and the Purchaser's Representatives have conducted the Investigations in a commercially reasonable manner, the foregoing indemnification of this clause (f) shall be limited to claims, demands, causes of action, losses, damages, liabilities, costs and expenses directly caused by the Purchaser and/or the Purchaser's Representatives (and specifically excluding consequential damages).
The provisions of this Section 4.1 shall survive the termination of this Agreement and the Closing.
4.2.  Purchaser's Termination Notice.
The Purchaser shall have the right in its sole and absolute discretion to elect to terminate this Agreement by giving written notice (the "Purchaser's Termination Notice") of such election to the Sellers at any time prior to 5:00 P.M. New York time on the last day of the Due Diligence Period. If for any reason whatsoever the Sellers shall not have actually received the Purchaser's Termination Notice prior to the expiration of the Due Diligence Period, the Purchaser shall be deemed to have irrevocably waived its right of termination under this Section 4.2, and such right of termination shall be of no further force or effect.
                  4.3.  Estoppel Certificates.
Promptly after execution and delivery of this Agreement, the Sellers agree to request an estoppel certificate (collectively, the "Estoppel Certificates") from each tenant under a Lease. The Sellers shall deliver to the Purchaser, on or before the Closing Date, Estoppel Certificates for each tenant under a lease for more than 5,000 square feet of rentable space in any Shopping Center, and for not less than seventy-five percent (75%) of the other tenants on an individual Shopping Center basis (collectively, the "Required Estoppel Certificates"). The Estoppel Certificates shall be in the form annexed hereto as Exhibit G and made a part hereof and when returned by tenant, shall not contain any discrepancy, adverse claim or exception; provided, however, if any tenant is required or permitted under its Lease to deliver an Estoppel Certificate different from Exhibit G, Purchaser shall accept from the tenant the form so required or permitted under the Lease, if any such Estoppel Certificate is obtained, provided, that such Estoppel Certificates shall be delivered without adverse claim or exception. The Sellers will deliver each Estoppel Certificate received by the Sellers to the Purchaser promptly following the Sellers' receipt thereof.
4.4.  Termination of Contracts.
Attached hereto as Schedule 11 and incorporated herein by reference is a list of certain Contracts for the disposal of trash at certain of the
                                                       -15-

Shopping Centers (the "Trash Disposal Contracts").  If, within thirty
(30) days following the Closing Date, the Purchaser elects to terminate any of the Trash Disposal Contracts, the Seller owning the Shopping Center subject to such Trash Disposal Contract shall pay all amounts payable to the service provider under such Trash Disposal Contract as a result of such termination, provided, that such Seller shall not be required to pay such amounts if the cost of terminating such Trash Disposal Agreement and obtaining comparable services for the remaining term of such Trash Disposal Agreement exceeds the cost of retaining the Trash Disposal Contract.

In addition to the foregoing, on or before the Closing Date, the Sellers will terminate each property management agreement or leasing agreement to which such Seller is a party with respect to any Shopping Center.
The provisions of this Section 4.4 shall survive the Closing.

         5.  Title
Subject to the provisions of this Section 5, the Sellers shall convey and the Purchaser shall accept title to the Shopping Centers subject to those matters set forth on Schedule 4 hereto (collectively the "Permitted Encumbrances"). The Sellers shall deliver to the Purchaser, at the Sellers' expense, (i) within twenty (20) days after the execution of this Agreement, commitments for owner's fee title insurance policies dated after the date hereof with respect to the Shopping Centers from Lawyers Title Insurance Corporation (the "Title Company"), together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Shopping Centers and the pro forma endorsements for each of Michigan, New York and Ohio set forth in
Schedule 12 hereto (the "Title Commitment"), (ii) within twenty (20) days after the execution of this Agreement, (A) UCC lien searches for each Seller and each Shopping Center for each state and local filing office where filings must be made to obtain perfected security interests in the personal property located at the Shopping Center, and (B) judgment searches, bankruptcy court searches and federal tax lien searches for each Seller for each state in which such Seller owns a Shopping Center (collectively, the "Lien Searches"), and (iii) on or before November 15, 1995, a current as-built survey ("Surveys") by a licensed surveyor, acceptable to Purchaser and Title Company, of each of the Shopping Centers which shall describe such Shopping Center, be dated after October 1, 1995, and contain a surveyor's certificate in favor of Purchaser and such other parties as Purchaser shall designate in form and substance satisfactory for, among other things, deletion of the standard survey exception from the title insurance policy and consistent with and as required by the next succeeding sentences. The surveyor that is to prepare the Survey will certify that such Survey was prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992, and include items 2, 3, 4, 6, 7(A), 7(B), 7(C), 8, 9,
10, 11 and 13 on Table A thereof and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of the surveyor's certification) of an "Urban" survey. Without limiting the foregoing, such Surveys shall show: (i) the location of the perimeter
                                                       -16-

of the Land of courses and distances and its square footage, (ii) the location of all improvements and the relationship thereof by distances to the perimeter of the Land, the building and set-back lines, and the street lines, (iii) the lines of the streets abutting the Land and the width thereof, (iv) any encroachments and the extent thereof in feet and inches upon the Land, (v) any encumbrances of a physical nature, (vi) the storefront of each Tenant occupying a portion of the Shopping Center, and (vii) the location, by spotting, of any improvements on adjoining property within ten feet of the perimeter of the Land. Such Surveys also shall show all zoning and zoning-related data and information required by Purchaser and said surveyor shall cooperate with and assist whomever shall be working towards and furnishing zoning and zoning-related compliance assurances and coverages to Purchaser.

                    5.1.  Unacceptable Encumbrances.

If the Title Commitment, the Lien Searches, or the Surveys indicate the existence of any liens, encumbrances or other defects or exceptions in or to title to the Shopping Centers (collectively, the "Unacceptable Encumbrances") subject to which the Purchaser is unwilling to accept title and the Purchaser gives the Sellers notice of the same within fourteen (14) days after receipt of the later of the Title Commitment, the Lien Searches, the Survey, the underlying exception documents or all pro forma endorsements, as applicable, the Sellers shall undertake to eliminate the same subject to Section 5.2. The Purchaser hereby waives any right the Purchaser may have to advance as objections to title or as grounds for the Purchaser's refusal to close this transaction any Unacceptable Encumbrance which the Purchaser does not notify the Sellers of within such fourteen (14) day period unless (i) such Unacceptable Encumbrance was first raised by the Title Company or surveyor subsequent to the date of the Title Commitment or the Survey, or such Unacceptable Encumbrance was first reflected in the Lien Searches, or the Purchaser shall otherwise first discover same or be advised of same subsequent to the date of the Title Commitment, the Lien Searches, or the Survey, and
(ii) the Purchaser shall notify the Sellers of the same within five (5) business days after the Purchaser first becomes aware of such Unacceptable Encumbrance.

                  5.2.  Removal of Unacceptable Encumbrances.

The Sellers shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by the Purchaser or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Shopping Centers; except that the Sellers shall satisfy (i) mortgages (other than Existing Mortgages) and any (Sellers' voluntarily created) liens secured by or affecting the Shopping Centers regardless of the amount thereof, and (ii) judgments against the Sellers or other liens (collectively, "Liens") secured by or affecting the Shopping Centers which can be satisfied by payment of liquidated amounts not to exceed the sum of (A) the amount required to obtain discharges of all of the mechanic's liens encumbering
                                                       -17-

the Hampton Village Centre Shopping Center, and (B) $500,000 in the aggregate for all such other Liens. The Sellers' obligations pursuant to the immediately preceding sentence shall not apply to Permitted Encumbrances. The obligations of the Sellers under clause (ii)(B) above shall include, without limitation, the posting of bonds in an aggregate amount equal to $500,000 less other amounts expended by the Sellers pursuant to such clause (ii)(B), regardless of whether the actual amount of such Lien exceeds the amount of such bond. In the event of the posting of any such bond, the Sellers shall control the settlement of the claim giving rise to such Lien, and the out-of-pocket costs associated with such settlement shall be paid pro-rata by the Purchaser and the Sellers. For the purposes of this Agreement, the Sellers' failure or refusal to bring any action or proceeding, to make any payments or to otherwise incur any expense (except as required by this Section) in order to eliminate Unacceptable Encumbrances not waived by the Purchaser or to arrange for such title insurance shall be deemed an inability of the Sellers to eliminate such Unacceptable Encumbrances or to arrange for such title insurance and shall not be a default by the Sellers hereunder (willful or otherwise). For purposes of this Agreement, an Unacceptable Encumbrance that is reflected on the Title Commitment shall be considered eliminated if such Unacceptable Encumbrance is removed from the Title Commitment or if it is not so removed but the Title Company agrees to insure the Purchaser against loss or damage as a result of the Unacceptable Encumbrances.

5.5.  Options Upon Failure to Remove Unacceptable Encumbrances.

If the Sellers are unable or, pursuant to the limitations on expenditures set forth in Section 5.2, not otherwise obligated to eliminate all Unacceptable Encumbrances not waived by the Purchaser, or to arrange for title insurance acceptable to the Purchaser insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Shopping Centers, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 14.4), the Purchaser shall elect on the Closing Date, as its sole remedy for such inability of the Sellers, either (i) to terminate this Agreement as to the Shopping Centers affected by such Unacceptable Encumbrances by notice given to the Sellers pursuant to Section 14.1, in which event the provisions of Section 14.1 shall apply, or (ii) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price.

                  5.4.  Use of Purchase Price.

If on the Closing Date there may be any Liens or other liens or encumbrances which the Sellers must pay or discharge in order to convey to the Purchaser such title as is herein provided to be conveyed, the Sellers may use any portion of the Purchase Price to satisfy the same, provided:
                                                       -18-

(a)  the Sellers shall deliver to the Purchaser or the Title
Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

(b) the Sellers, having made arrangements with the Title Company, shall deposit with said company sufficient moneys acceptable to said company to insure the obtaining and the recording of such satisfactions.

                  5.3.  Franchise Taxes.

Any franchise or corporate tax open, levied or imposed against the Sellers or other owners in the chain of title that may be a Lien on the Closing Date or for which the Purchaser may become personally liable therefor on or after the Closing Date, shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Title Commitment or excepts same but in either event insures the Purchaser against collection thereof out of the Shopping Centers or from the Purchaser personally.

                  5.6  Transfer Taxes; Title Insurance Premiums.

5.6.1  General.

At the Closing, the Sellers shall pay all local, state and county transfer taxes, transfer gains taxes and recording taxes (the "Transfer Tax Payments") imposed pursuant to the Laws of the States of Michigan, New York and Ohio (or counties or municipalities therein) in respect of the transactions contemplated by this Agreement, by delivery to the Title Company of sufficient funds to pay such taxes together with any return (the "Transfer Tax Return") required thereby which shall be duly executed by the Sellers and the Purchaser to the extent required by applicable law. At the Closing, the Purchaser shall pay the premium due the Title Company to obtain a title insurance policy in the form contemplated by the Title Commitment for the Shopping Center located in the State of New York. At the Closing, the Sellers shall pay the premium due the Title Company to obtain title insurance policies in the form contemplated by the Title Commitment for the Shopping Centers located in the States of Michigan and Ohio.

5.6.2.  New York Requirement.

Prior to the Closing, the Seller owning the Shopping Center located in the State of New York shall file a Transferor's Questionnaire pursuant to the New York Real Property Transfer Gains Tax Law and the regulations issued pursuant to the authority thereof (referred to herein as the "Gains Tax Law"), duly signed and sworn to by such Seller. Within seven
(7) business day of such Seller's request, Purchaser shall deliver to Sellers a Transferee Questionnaire completed in accordance with the Gains Tax Law.
                                                       -19-
Such Seller shall file such Transferee Questionnaire simultaneously with the filing of the Transferor's Questionnaire. The parties hereto shall each comply with, and cooperate with each other in connection with, the pre-transfer audit procedures adopted by the Department of Taxation and Finance pursuant to the Gains Tax Law. The provisions of this
Section 5.6.2 shall survive the  Closing.

         6. Representations and Warranties of the Sellers.

Each Seller represents and warrants to the Purchaser as follows:

(a)      (i)      Dean Witter Realty Income Partnership II, L.P. is a
duly
formed and validly existing limited partnership organized under the laws of the State of Delaware and is qualified under the laws of the State of New York to conduct business therein.

(ii) Midway Crossing Limited Partnership is a duly formed and validly existing limited partnership organized under the laws of the State of Michigan, and is registered under the laws of the State of Ohio.

(iii) Dean Witter Realty Income Partnership III, L.P. is a duly formed and validly existing limited partnership organized under the laws of the State of Delaware and is qualified under the laws of the State of Michigan to conduct business therein.

(iv) Genesee Crossing Limited Partnership is a duly formed and validly existing limited partnership under the laws of the State of Michigan.

(v) Farmington/9 Mile Associates, a Michigan Limited Partnership is a duly formed and validly existing limited partnership under the laws of the State of Michigan.

(vi) Hampton Crossing Associates is a duly formed and validly existing general partnership under the laws of the State of Michigan.

(vii) Rochester Hills Limited Partnership is a duly formed and validly existing limited partnership under the laws of the State of Delaware.

(b) Each Seller and Yield Plus has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by the Seller or Yield Plus pursuant to this Agreement (collectively, the "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under the Seller's Documents. The execution and delivery of this Agreement and the Seller Documents and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action and parties and no other proceedings on the part of the Seller or Yield Plus are necessary in order to permit it to consummate the transaction
                                                       -20-
contemplated hereby. This Agreement and the Seller Documents have been duly executed and delivered by the Seller and Yield Plus and (assuming valid execution and delivery by Purchaser) are legal, valid and binding obligations of the Seller and Yield Plus enforceable against each of them in accordance with their respective terms. Robert B. Austin and E. Davidson Hardman, Jr. are officers of a general partner of each Seller and Yield Plus (or an officer of a general partner of such general partner).
(c) This Agreement and the Seller's Documents and the execution, delivery and performance thereof do not and will not contravene any provision of the partnership agreement of the Seller, Yield Plus or any other Seller Parties, any judgment, order, decree, writ or injunction issued against the Seller, Yield Plus or any other Seller Parties, or any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, the "Laws") applicable to the Seller, Yield Plus or any other Seller Parties. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Seller, Yield Plus or any other Seller Parties under any agreement to which the Seller, Yield Plus or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Seller, Yield Plus or any other Seller
Parties. "Seller Parties" means collectively with respect to each Seller or Yield Plus, any person or entity owning or controlling such Seller or owned or controlled by such Seller or Yield Plus, in whole or in part, directly or indirectly, and the successors and assigns of each and all of the foregoing.

(d) There are no leases or other occupancy agreements, and the Seller has no knowledge of any licenses, affecting any portion of the Shopping Center owned by such Seller (collectively, the "Leases") on the date hereof, except for the Leases listed in the rent rolls annexed hereto as Schedule 5 and made a part hereof. Other than the Leases, the Seller has no other agreements with any Tenant regarding such Tenant's occupancy of the Shopping Center. The copies of the Leases furnished by the Seller to the Purchaser are true, accurate and complete. All of the information set forth in Schedule 5 is true, accurate and complete in all respects. To the Seller's knowledge, the Leases are in full force and effect, without any default by the Seller thereunder. Except as listed on Schedule 5, the Seller has not given or received any written notice of default from any tenant under any Lease which remains uncured or unsatisfied, with respect to any of the Leases. All work and materials, if any, required to be performed or furnished, as applicable, prior to the date hereof by landlord under each of the Leases has been performed and furnished in accordance with the terms of such Leases and fully paid for, except as set forth on Schedule 5.

(e) To the Seller's knowledge, there are no pending actions, suits, proceedings or investigations to which the Seller or the Shopping Center is a party before any court or other governmental authority with respect to the Shopping Center owned by the Seller, except as set forth on
Schedule 6 hereto.
                                                       -21-
                  (f) Except as disclosed on Schedule 7 hereto, since the date Seller acquired legal and beneficial title to the Shopping
         Center owned by the Seller (i) to Seller's knowledge, neither
         Seller nor any third party has engaged in the generation, use, manufacture, treatment, transportation, storage or disposal of any Hazardous Substance (as hereinafter defined) on the Shopping Center in violation of Applicable Environmental Law (as hereinafter defined) or which requires remediation under Applicable
         Environmental Law, and (ii) to Seller's knowledge, neither Seller nor any third party has received any written notice from any governmental authority having jurisdiction over the Shopping Center of any violation of Applicable Environmental Law with respect to the Shopping Center which requires corrective action, or any notices relating to any such corrective action. Disclosure of any matter on Schedule 7 hereto shall not constitute any admission by Seller that such matter was material or a violation of Applicable Environmental Law, but this sentence shall not obviate or vitiate the validity of any representation or warranty set forth herein.
         As used in this Agreement, the term "Hazardous Substance" shall mean any substance, chemical or waste that is currently listed as hazardous, toxic or dangerous under Applicable Environmental Law.
         As used in this Agreement, the term "Applicable Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. sec. 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. secs. 6901, et seq.; the Water Pollution Control Act, 33 U.S.C. secs. 1251 et seq.; the Clean Air Act, 42 U.S.C. secs. 7401 et seq.; and the Toxic Substances Control Act, 15 U.S.C. secs. 2601 et seq.; as the foregoing have been amended from time to time to the date of this Agreement;
         and any similar state and local laws and ordinances and the regulations implementing such statutes or otherwise in effect on the date hereof imposing liability or establishing standards of conduct for environmental protection. The Seller has delivered to the Purchaser true and complete copies of all environmental reports with respect to the Shopping Center in the Seller's possession as of January 1, 1995. No such reports have been received by the Seller subsequent to such date. The Seller knows of no fact or circumstance that would make any matter relating to the environmental condition of the Shopping Centers set forth in the environmental reports that the Seller has delivered to the Purchaser false or misleading.
(g) Schedule 9 contains a list of the Licenses. To the Seller's knowledge, the Licenses are in full force and effect and are sufficient for the operation of the Shopping Center as currently operated.

(h) Neither the Seller nor any other Seller Party has received written notice of:

(i) pending grievances or arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, relating to the Shopping Center or its ownership, operation or occupancy;
                                                       -22-
(ii) outstanding unfulfilled requirements or recommendations of any insurance company, any inspection or rating bureau or any board of underwriters concerning the Shopping Center or any operation, condition, repair or alteration thereof; or
(iii) any violation of any Laws from any federal, state or local governmental authority.
(i) Neither the Seller nor any other Seller Party is aware of (i) any notice to them announcing an increase in the assessed value of the Shopping Center for real estate tax purposes since the date of the most recent real estate tax bill issued for the Shopping Center, or (ii) any new construction with respect to the Shopping Center since the most recent assessment of the value of the Shopping Center for real property tax purposes that could increase the assessed value of the Shopping Center. None of Seller Parties has received any assessment notices against the Shopping Center with respect to any governmental improvements which have been substantially completed prior to the date hereof and for the cost of which the Shopping Center can be assessed.
The Seller has delivered to the Purchaser true, accurate and complete copies of the real estate tax bill for the Shopping Center for the most recent tax period.
(j) None of Sellers owns, directly or indirectly, any other real estate located within one mile of the boundaries of any of the Shopping
Centers.
(k) The Seller has delivered true, accurate and complete copies of the Existing Mortgages and each of the loan documents evidencing or governing the obligations secured thereby. Each of such loan documents is identified on Schedule 13 annexed hereto. The Seller has not received any notice of any default with respect to the Existing
Mortgages which remain uncured.
(l) The Seller is not currently a party to any condemnation proceeding (including any proceeding for widening, change of grade or limitation on use of streets abutting the Premises) pending with regard to or affecting all or any part of the Premises (including any such abutting streets) and the Seller has received no written notice threatening any such proceeding.
(m) To the best knowledge of the Sellers, there has been no material adverse change in the physical condition of the Improvements since the date of Purchaser's inspection of the Improvements (to wit, September 20, 1995).
(n)      The Sellers have no employees.
(o) The operating statement for the Shopping Center for the period from January 1, 1995 to August 31, 1995, a copy of which has been delivered to the Purchaser prior to the date hereof, is true, accurate and complete.
(p) The Sellers have no knowledge of any Contracts on the date hereof, except for the Contracts listed on Schedule 15 annexed hereto and made a part hereof. The copies of the Contracts furnished by the Sellers to the
                                                       -23-

Purchaser are true and complete. To the Sellers' knowledge, the Contracts are in full force and effect.

(q) To the best knowledge of the Sellers, there are no brokerage fees payable by the landlord under any Leases in effect as of the date hereof upon the extension or renewal of such Lease.

                   6.1.  Survival of Representations.

The representations and warranties of the Sellers set forth in this
Section 6 and elsewhere in this Agreement (i) shall be true, accurate and correct in all respects, individually and in the aggregate, upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date, subject to modification as set forth in clause (i) of the first paragraph of Section 8.1, (ii) shall be deemed the joint and several representations and warranties of Hampton Crossing Associates, Farmington/9 Mile Associates, a Michigan Limited Partnership, Genesee Crossing Limited Partnership, Midway Crossing Limited Partnership, and Rochester Hills Limited Partnership (collectively, the "Yield Plus Sellers") and Dean Witter Realty Yield Plus, L.P. ("Yield Plus"), to the extent that such representations and warranties relate to the Yield Plus Sellers and/or the Shopping Centers owned by the Yield Plus Sellers, and (iii) shall remain operative and shall survive the Closing and the execution and delivery of the Deeds for a period of one (1) year following the Closing Date, and no action or claim based thereon shall be commenced after such period, provided, that the representations and warranties set forth in Sections 6(a), 6(b) and 6(c) shall survive the Closing indefinitely.

6.2.  Waiver of Claims for Untrue Representation.

In the event the Closing occurs, the Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against the Sellers for damages that the Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect in any material respect, either individually or in the aggregate if the Purchaser knew that such representation or warranty was so untrue, inaccurate or incorrect at the time of the Closing and the Purchaser nevertheless closes title hereunder.

                  6.3.  Limited Nature of Representations.

This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and the Purchaser acknowledges that neither the Sellers nor any of the Sellers' Affiliates, nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to the Purchaser, and the Sellers hereby specifically disclaim any representation, oral or written, past, present or future, other than those specifically set forth in this
Section 6, Section 12 or elsewhere in this Agreement or the Conveyance
                                                       -24-

Documents. The Purchaser acknowledges that the Sellers have afforded the Purchaser the opportunity for full and complete investigations, examinations and inspections of the Shopping Centers and all Property Information. The Purchaser acknowledges and agrees that, subject to the representations and warranties set forth elsewhere in this Agreement or the Conveyance Documents, (i) the Property Information delivered or made available to the Purchaser and the Purchaser's Representatives by the Sellers or the Sellers' Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of the Sellers and/or any of the Sellers' Affiliates;
(ii) neither the Sellers nor any of the Sellers' Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; (iii) the Property Information delivered or made available to the Purchaser and the Purchaser's Representatives is furnished to each of them at the request, and for the convenience of, the Purchaser; (iv) the Purchaser is relying solely on its own investigations, examinations and inspections of the Shopping Centers and those of the Purchaser's Representatives and is not relying in any way on the Property Information furnished by the Sellers or any of the Sellers' Affiliates, or any of their agents or representatives; and (v) the Sellers expressly disclaim any representations or warranties with respect to the accuracy or completeness of the Property Information, and, subject to the representations and warranties set forth in this Agreement and the Conveyance Documents, the Purchaser releases the Sellers and the Sellers' Affiliates, and their agents and representatives, from any and all liability with respect to the Property Information. The Purchaser or anyone claiming by, through or under the Purchaser, hereby fully and irrevocably releases the Sellers and the Sellers' Affiliates, and their agents and representatives, from any and all claims that it may now have or hereafter acquire against any of the Sellers or the Sellers' Affiliates, or their agents or representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Shopping Centers, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Shopping Centers, except for claims against a Seller based upon any obligations and liabilities of such Seller expressly provided in this Agreement and the documents to be delivered to the Purchaser pursuant to Sections 9(a), 9(b), 9(c), 9(d), 9(f), 9(h) (to the extent that such deliveries under Section 9(h) consist of Landlord Estoppel Certificates), 9(n), 9(s) and any other documents delivered at the Closing that by their terms contain provisions that survive the Closing (collectively, the "Conveyance Documents"). The Purchaser acknowledges that any covenants, agreements, representations or warranties set forth in this Agreement are being made by each Seller individually and that in no event (except as expressly set forth in Section 14.1 and Section 14.3) will the Purchaser have recourse against any Seller for any breach of this Agreement by any other Seller.
                                                       -25-

The provisions of this Section 6 shall survive the Closing.

          7.  Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Sellers as follows:

(a) The Purchaser is a duly formed and validly existing business trust organized under the laws of the Commonwealth of Massachusetts, and is qualified or registered under the laws of the States of New York, Michigan and Ohio to conduct business therein on the Closing Date.

(b) The Purchaser has the full, legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under the Purchaser's Documents.

(c) This Agreement and the Purchaser's Documents do not and will not contravene any provision of the declaration of trust of the Purchaser, any judgment, order, decree, writ or injunction issued against the Purchaser, or any provision of any Laws applicable to the Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Purchaser under any agreement to which the Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Purchaser.

(d) The Purchaser has not received written notice of any pending actions, suits, proceedings or investigations to which the Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby or the rights or ability of the Purchaser to fully perform the same.

(e) The Purchaser has no written agreement for the payment of brokerage fees to Ludwig Financial in connection with its purchase of the Farmington Crossroads Shopping Center.

The representations and warranties of the Purchaser set forth in this
Section 7 and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date and shall survive the Closing.
                                                       -26-
         8.  Conditions Precedent to Closing.
             8.1.  Conditions Precedent to Purchaser's Obligations.
                      The Purchaser's obligation under this Agreement to purchase the Shopping Centers is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Sellers contained herein shall be true, accurate and correct in all material respects, individually and in the aggregate, as of the Closing Date, subject to changes to matters discussed in such representations and warranties in connection with the operation of the Shopping Centers in compliance with Section 11 hereof (other than Section 11.5); (ii) the Sellers shall be ready, willing and able to deliver title to such Shopping Center in accordance with the terms and conditions of this Agreement (including without limitation insured title pursuant to the Title Commitments and the absence of any Unacceptable Encumbrances); (iii) no casualty with respect to a "material" part of such Shopping Center, as described in Section 13.1 shall have occurred, (iv) no condemnation or eminent domain taking of any "significant" portion of such Shopping Center, as described in Section 13.2, shall have occurred, (v) the Sellers shall have delivered all the documents and other items required pursuant to Section 9, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or satisfied by the Sellers at or prior to the Closing, (vi) there shall have been no violation of any of the Permitted Encumbrances since the date of this Agreement, (vii) the condition to Sellers' obligations set forth in Sections 8.2(iii) shall have been satisfied other than by the Sellers' waiver thereof, and (viii) the Purchaser shall not have delivered a Purchaser's Termination Notice.

The Purchaser's obligation under this Agreement to purchase the Shopping Centers is further subject to the fulfillment of the following condition with respect to each Shopping Center that is subject to an Existing
Mortgage: if any of the Existing Mortgages, the notes secured thereby or the related loan documents prohibits or restricts the conveyance of any Shopping Center or any part thereof without the prior consent of the holder or holders thereof or confers upon such holders the right to accelerate payment of the indebtedness or to change the terms of the Existing Mortgage(s) in the event that a conveyance is made without the consent of such holders, the Sellers shall have obtained from such holders, in writing, at the sole cost and expense of the Sellers, (i) the unqualified consents of such holders to the sale contemplated by this
Agreement and the conveyance of such Shopping Center to the Purchaser and
                                                       -27-
(ii) the waiver of such holders' right to accelerate the indebtedness secured by, or to change the provisions of, their Existing Mortgages by reason of such conveyance. The Purchaser shall not be entitled to require the satisfaction of the preceding condition and such condition shall be of no force and effect unless the Purchaser shall have timely furnished the holders with such information as they may reasonably require.
The Purchaser's obligation under this Agreement to purchase the Shopping Centers is further subject to the fulfillment of the following conditions with respect to each Shopping Center that is subject to an Existing Mortgage: (a) the Sellers shall have delivered to the Purchaser a certificate, executed and acknowledged by the holder of each Existing Mortgage, certifying with respect to the Existing Mortgages held by such holder (i) the amount of the unpaid principal balance secured thereby, (ii) the date to which interest has been paid, (iii) the interest rate in effect, (iv) the amount of any deposits held by such holder as security for the Existing Mortgages, and (v) the amount of the unpaid interest and other unpaid amounts secured thereby, provided, that in addition to the foregoing certification, either (x) each such certification shall also include a statement that no default exists as of the date of such certification under such Existing Mortgage and no notice of default has been delivered by such holder, or (y) the Seller of the Shopping Center encumbered by such Existing Mortgage shall agree to indemnify, defend and hold the Purchaser harmless from and against any prepayment premiums or penalties under such Existing
Mortgage that become payable as the result of the existence of such a default on the Closing Date, and provided, further, that such Seller shall have the right to challenge and defend against any holder's assertion of such a default under such Existing Mortgage, so long as such challenge or defense does not permit a foreclosure or other adverse action under such Existing Mortgage; and (b) the Sellers shall use their reasonable efforts to obtain a further certification, and modifications to the Existing Mortgages and the related loan documents from the holder of each Additional Mortgage as to matters mutually acceptable to the Sellers and the Purchaser and in a form mutually acceptable to the Sellers and the Purchaser. The Sellers and the Purchaser agree that the following are mutually acceptable matters to request of the holders of the Existing Mortgages pursuant to this clause (b): (1) waiver of escrows required by the terms of the Existing Mortgages, (2) permitting the Purchaser to purchase the Shopping Centers subject to the Existing Mortgages, rather than assuming the Existing Mortgages, (3) permitting the Purchaser to manage the Shopping Centers rather than using property managers identified in the Existing Mortgages, (4) adding the provisions of Section 27 hereof to the Existing Mortgages, and (5) maintaining all non-recourse provisions in the Existing Mortgages as in effect on the date hereof.
                  8.2.  Conditions Precedent to Sellers' Obligations.
The Sellers' obligation under this Agreement to sell the Shopping
Centers to the Purchaser is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Purchaser contained herein shall be materially true, accurate and correct as of the
                                                       -28-

Closing Date; (ii) the Purchaser shall have delivered the funds required hereunder and all the documents to be executed by the Purchaser set forth in Section 10 and is not otherwise in default of its obligations hereunder in any material respect; (iii) all consents and approvals of governmental authorities and parties to agreements to which the Purchaser is a party or by which the Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to the Sellers at or prior to the Closing; and (iv) the consents and waivers from holders of the Existing Mortgages described in the second paragraph of Section 8.1 shall have been obtained.

        9.  Documents to be Delivered by the Sellers at Closing.

At the Closing, the Sellers shall execute, acknowledge and/or deliver, as applicable, the following to the Purchaser:

(a) Deeds (collectively, the "Deeds") conveying title to the Shopping Centers in the form of Exhibit A annexed hereto and made a part hereof.

(b) The Assignment of Leases and Security Deposits in the form of Exhibit B annexed hereto and made a part hereof assigning all of the Sellers' right, title and interest, if any, in and to the Leases, all warranties and guarantees thereof and the security deposits thereunder in the Sellers' possession, if any (the "Lease Assignment").

(c) The Assignment and Assumption of Contracts and Licenses in the form of Exhibit C annexed hereto and made a part hereof (the "Contract and License Assignment") assigning all of the Sellers' (and any person managing a Shopping Center on behalf of the Sellers) right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Shopping Centers by any governmental authority of which the Sellers are aware and which are in the Sellers' (or such other person's) possession or control as of the Closing (collectively, the "Licenses"), and (ii) all assignable purchase orders, equipment leases, advertising agreements, franchise agreements, license agreements and other service contracts relating to the operation of the Shopping Centers (collectively, the "Contracts").

(d) The Assignment and Assumption of Intangible Property in the form of Exhibit D annexed hereto and made part hereof assigning all of the Sellers' (and any person managing a Shopping Center on behalf of the Sellers) right, title and interest, if any, in and to all intangible property owned by the Sellers with respect to the operation of the Shopping Centers listed on Schedule 8 annexed hereto and made a part hereof, including, without limitation, the trade names (the "Intangible Property Assignment") (the Lease Assignment, the Contract and License Assignment and the Intangible Property Assignment are herein referred to collectively as the "A & A Agreements").
                                                       -29-
(e) Executed counterparts or, if no such original counterpart is available, a photocopy with all signatures, of all Leases and New Leases and any amendments, warranties and guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder and the accrued interest on such security deposits payable to tenants, and a good, unendorsed certified or official bank check drawn on or by a Clearing House Bank payable to the order of the Purchaser, in the aggregate amount of such security deposits and accrued interest thereon payable to tenants. With respect to any lease securities which are other than cash, the Sellers shall execute and deliver to the Purchaser at the Closing any appropriate instruments of assignment or transfer and such original security deposits to the extent that they are in the possession or control of the Sellers.

(f) A bill of sale in the form of Exhibit E annexed hereto and made a part hereof (the "Bill of Sale") conveying, transferring and selling to the Purchaser all right, title and interest of the Sellers in and to all Personal Property. It is agreed that the value of such property is nominal.

(g) Notices to the tenants of the Shopping Centers in the form of Exhibit F annexed hereto and made a part hereof advising the tenants of the sale of the Shopping Centers to the Purchaser and directing that rents and other payments thereafter be sent to the Purchaser or as the Purchaser may direct.

(h) Executed originals of the Required Estoppel Certificates, without discrepancy, adverse claim or exception (except for deviation as to form as described in Section 4.3) and all other Estoppel Certificates, if any, received by the Sellers from tenants prior to the Closing Date and not previously delivered to the Purchaser. The Sellers shall also deliver, for each Lease with respect to which an Estoppel Certificate is not obtained, an estoppel certificate (collectively "Landlord Estoppel Certificates") executed by the Seller that is landlord under such Lease, each in the form annexed hereto as Exhibit H and made a part hereof.

(i) To the extent in the possession or control of the Sellers or their managers for each of the Shopping Centers and not already located at the Shopping Centers, keys to all entrance doors to, and equipment and utility rooms located in, the Shopping Centers.

(j) To the extent in the possession or control of the Sellers or their managers for each of the Shopping Centers and not already located at the Shopping Centers, all Licenses.

(k) To the extent in the possession or control of the Sellers or their managers for each of the Shopping Centers, executed counterparts of all Contracts and all warranties and guaranties in connection therewith which are in effect on the Closing Date and which are assigned by the Sellers.
                                                       -30-

(l) To the extent in the possession or control of the Sellers or their managers for each of the Shopping Centers, plans and specifications of the Buildings.

(m) The Transfer Tax Payments together with the Transfer Tax Returns, if any.

(n) A "FIRPTA" affidavit sworn to by the Sellers in the form of Exhibit
I annexed hereto and made a part hereof. The Purchaser acknowledges and agrees that upon the Sellers' delivery of such affidavit, the Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(o) Notices to the holders of the Existing Mortgages advising the holders of the sale of the Shopping Centers to the Purchaser and directing that future bills and other correspondence should thereafter be sent to the Purchaser or as the Purchaser may direct.

(p) An assignment of the Sellers' right, title and interest in and to all reserves, escrows or accruals held by the holders of the Existing Mortgages for real estate taxes, insurance premiums and other amounts, if any, to the extent the same have been apportioned.

(q) The consents and certificates of mortgagees under the Existing Mortgages described in Section 8.1 hereof.

(r) A closing statement setting forth the adjustments and apportionments required pursuant to the terms of this Agreement, in form and substance satisfactory to the Sellers and the Purchaser (the "Closing Statement"), to be subsequently amended and restated on the date set forth in Section 3.1.

(s) A certificate of the Sellers reaffirming all of their representations and warranties set forth herein as of the Closing Date, in the form annexed hereto as Exhibit K and made a part hereof.

(t) All of the books, records and files in the possession or control of the Sellers (including those in the possession of any person managing a Shopping Center on behalf of the Sellers) relating solely to the operation of the Shopping Centers.

(u) A receipt executed by the Broker in favor of the Purchaser, in the form annexed hereto as Exhibit L and made a part hereof.

(v) Releases from liability executed by each manager of a Shopping Center pursuant to a written management agreement, such release to be in favor of the Purchaser, and in the form annexed hereto as Exhibit M and made a part hereof, provided, that if such manager is not a Sellers' Affiliate, Sellers shall only be required to use reasonable efforts to obtain such release, and provided, further, that if the Sellers are unable
                                                       -31-

to obtain any such release, the Sellers shall execute an indemnification in favor of the Purchaser from and against any liability the Purchaser may have to such manager.

(w) Mechanics lien affidavits, parties in possession affidavits and "gap" indemnities in favor of the Title Company, together with a statement delineating any tenant options or rights of first refusal for each of the Shopping Centers, each in a form reasonably acceptable to the Sellers.

(x) The Sellers shall use reasonable efforts to obtain from each person owning real property that is the subject of a reciprocal easement agreement with any of the Shopping Centers an estoppel certificate in the form of Exhibit P annexed hereto, without discrepancy, adverse claim or exception.

(y) Assignments of the Sellers' interests in any portion of the Shopping
Centers that the Sellers hold as lessees under a ground lease.

(z) All other documents the Sellers are required to deliver pursuant to the provisions of this Agreement.

9.1.  Further Assurances.

In addition to the obligations required to be performed hereunder by the Sellers at Closing, from time to time subsequent to the Closing the Sellers shall perform such other acts, and shall execute, acknowledge and deliver such other agreements and documents as the Purchaser may reasonably request in order to effectuate the consummation of the transaction contemplated herein consistent with the terms hereof; provided, that the taking of such acts and/or the execution of such documents shall be at no out-of-pocket third party cost or expense to the Sellers.

         10.  Documents to be Delivered by the Purchaser at Closing.

At the Closing, the Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to the Sellers:

(a) The cash portion of the Purchase Price payable at the Closing pursuant to Section 2, subject to credits and adjustments as provided in this Agreement.

(b)      The A & A Agreements.

(c)      The Transfer Tax Returns, if any.

(d) The Closing Statement, to be subsequently amended and restated on the date set forth in Section 3.1.
                                                       -32-
(e) A certificate of the Purchaser reaffirming all of its representations and warranties set forth herein as of the Closing Date, in the form annexed hereto as Exhibit K and made a part hereof.

(f) (i) copies of the declaration of trust of the Purchaser and of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement certified as true and correct by the Secretary or Assistant Secretary of the Purchaser; (ii) a good standing certificate issued by the state of organization of the Purchaser, dated on or after October 1, 1995; and
(iii) certificates evidencing that the Purchaser is qualified to do business in the States of New York, Michigan and Ohio.

(g) Assumptions of the Existing Mortgages without modification, in form and substance satisfactory to the respective holders of the Existing Mortgages and to the Purchaser in the exercise of its reasonable business judgment or, if the holders of the Existing Mortgages indicate that such an assumption is not required, an indemnity in favor of the Sellers of the Shopping Centers encumbered by the Existing Mortgages, with respect to such Sellers' liability under the Existing Mortgages following the Closing.

(h) An opinion of counsel to the Purchaser (which opinion may be delivered by the Purchaser's internal counsel) in form and substance satisfactory to the Sellers, regarding the execution and enforceability of the Bradlee's Note.

(i) All other documents the Purchaser is required to deliver pursuant to the provisions of this Agreement or is otherwise reasonably required by the Title Company.

         11.  Operation of the Shopping Centers prior to the Closing Date.

Between the date hereof and the Closing Date, the Sellers shall, subject to this Section 11 continue to operate and maintain the Shopping Centers in a manner consistent with past practices. In connection therewith, the Sellers shall maintain their books of account and records in the usual, regular and ordinary manner.

11.1.  New Leases.

After the date hereof, the Sellers shall not modify, extend or renew any Lease or enter into any proposed Lease of any portion of the Shopping Centers without the Purchaser's prior written consent (which may be delivered by telecopier) in each instance, which consent shall be given or denied, in Purchaser's sole discretion, except as otherwise set forth in this Section 11.1, within three (3) business days after receipt by the
Purchaser of the Sellers' notice requesting the Purchaser's consent to the proposed action relating to such existing or proposed Lease. If the Purchaser fails to reply to the Sellers' request for consent in writing
                                                       -33-

within such period, the Purchaser's consent shall be deemed to have been granted. The Purchaser shall not unreasonably withhold or delay its consent to any proposed Lease, or extension or modification of an existing Lease, if each of the following is true: (a) such Lease (as so proposed or modified) is for less than 25,000 square feet of rentable floor space; (b) the Sellers' request for such consent is delivered to the Purchaser either (i) prior to the expiration of the Due Diligence Period, or (ii) if the Closing Date is extended pursuant to Section 14.4.2, during the period from the Sellers' election to so extend the Closing Date to and including the Closing Date, as so extended, and (c) such proposed Lease, or the modifications to an existing Lease do not contain provisions (x) granting the tenant an exclusive use as to such Shopping Center, (y) restricting the tenants to whom the landlord may lease space in such Shopping Center, or (z) providing a term (including all extensions) of greater than ten (10) years from the Closing Date. For the period from December 11, 1995 to January 20, 1996, Purchaser shall grant or withhold its consent to such modifications, extensions or renewals in its sole discretion. The Sellers shall have no obligation subsequent to the date hereof to modify, extend, renew or cancel any Lease or enter into any proposed Lease.

11.1.1  New Lease Expenses.

Subject to Section 11.1, if after the date of this Agreement the Sellers enters into any Leases, or if there is any extension or renewal of any Leases, whether or not such Leases provide for their extension or renewal, or any modification of any Leases (each, a "New Lease"), the Sellers shall keep accurate records of all expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (i) brokerage commissions and fees relating to such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) reimbursements to the tenant for the cost of any of the items described in the preceding clause (ii), (iv) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (v) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Shopping Centers).

11.1.2.  Allocation of New Lease Expenses.

Subject to Section 11.1, the New Lease Expenses for each New Lease allocable to and payable by the Sellers shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay fixed rent ("Rent Commencement
Date") and expiring on the date immediately preceding the Closing Date,
                                                       -34-

and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, without provision for any optional extensions or renewals, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by the Purchaser by addition to the Purchase Price. At the Closing, the Purchaser shall reimburse the Sellers for all New Lease Expenses theretofore paid by the Sellers, if any, in excess of the portion of the New Lease Expenses allocated to the Sellers pursuant to the provisions of the preceding sentence. If the Purchaser pays any such New Lease Expenses subsequent to the Closing Date, the Sellers shall pay to the Purchaser their pro rata share of such New Lease Expenses. For purposes of this Section 11.1.2, the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (i) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay fixed rent, (ii) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (iii) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. The provisions of this Section 11.1.2 shall survive the Closing.

11.1.3  Exception to Sharing of New Lease Expenses.

Notwithstanding anything set forth in Section 11.1.2 to the contrary, the Sellers shall be solely responsible for any New Lease Expenses with respect to the New Leases identified on Schedule 10 attached hereto.

11.2  Termination of Existing Leases.

Notwithstanding anything to the contrary contained in this Agreement, the Sellers shall not institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder without the Purchaser's prior written consent (which may be delivered via telecopier) shall be given or denied, in the Purchaser's sole discretion, within three (3) business days after receipt by the Purchaser of the Sellers' notice requesting the Purchaser's consent to such proposed action. If the Purchaser shall fail to reply to the Sellers' request for consent in writing within such period, the Purchaser's consent shall be deemed to have been granted. The Sellers shall not be obligated to terminate any Lease or initiate such summary proceedings. The Sellers make no representations and assume no responsibility with respect to the continued occupancy of the Shopping Centers or any part thereof by any tenant. The removal of a tenant whether by summary proceedings or otherwise pursuant to this Section 11.2 shall not give rise to any claim
                                                       -35-

on the part of the Purchaser. Further, the Purchaser agrees that it shall not be grounds for the Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease on the Closing Date and the Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

11.3  Contracts.

The Sellers shall not modify, extend, renew or cancel (except as a result of a default by the other party thereunder) any Contracts, or enter into any new Contract (other than those that are terminable on or before the Closing Date) from and after the date hereof without the Purchaser's prior consent in each instance, which consent shall be given or denied in the Purchaser's sole discretion.

11.4  Tax Assessments.

With respect to the tax year in which the Closing occurs, and all prior tax years, the Sellers are hereby authorized to commence, continue and control the progress of, and to make all decisions with respect to, any proceeding or proceedings, whether or not now pending, for the reduction of the assessed valuation of the Shopping Centers, and, in their sole discretion, to try or settle the same and continue any such action for the period following the Closing Date, provided, that no settlement shall include an agreement respecting the amount of taxes to be paid for the tax years commencing subsequent to the Closing Date. All net (after costs, and credits and refunds to tenants) tax refunds and credits attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of the Sellers. All net tax refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of the Purchaser. All net tax refunds and credits attributable to the tax year in which the Closing occurs shall, after refunding or crediting to tenants any portion of such amounts required to be refunded or credited to tenants under the Leases, be divided between the Sellers and the Purchaser in accordance with the apportionment of taxes pursuant to the provisions of this Agreement, after deducting therefrom a pro rata share of all expenses, including, without limitation, counsel fees and disbursements and consultant's fees, incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement. The Purchaser agrees to cooperate with the Sellers in connection with the prosecution of any such proceedings for the tax year in which the Closing occurs and to take all reasonable steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to the Sellers, upon demand, of any relevant books and records, including receipted tax bills and canceled checks used in payment of such taxes, the execution of any and all consents or other documents, and the undertaking of any act necessary for the collection of such refund by the Sellers.
The provisions of this Section 11.4 shall survive the Closing.
                                                       -36-

11.5.  Copies of Notices.

The Sellers shall use reasonable efforts to provide copies to the Purchaser, promptly following the Sellers' receipt, of (a) any correspondence received from any tenant under any Lease, (b) any notice from any other person that would make any representation or warranty by the Sellers hereunder untrue, (c) monthly operating statements for each of the Shopping Centers, (d) any notices from any holder of the Existing Mortgages, and (e) any notices from any federal, state or local governmental entity. The obligations of this Section 11.5 shall survive the Closing.

11.6.  Existing Mortgages.

From and after the date hereof, the Sellers shall not modify any provision of the Existing Mortgages without the Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to any modification required to consummate the transaction described herein. The Sellers shall pay any amounts due and payable with respect to the Existing Mortgages prior to the Closing Date.

11.7.  Hampton Village Centre.

The Sellers shall be permitted, at any time prior to the Closing Date, to amend the condominium documents for Hampton Village Centre Shopping Center solely for the purpose of correcting the dimensions of the respective condominium units, provided, that such amendment shall not result in the conveyance to the Purchaser of less than all of the Hampton Village Centre Shopping Center as described herein.

         12. Broker.

12.1  Broker for Sale of Shopping Centers.

The Purchaser and the Sellers represent and warrant to each other that Cushman and Wakefield (the "Broker") is the sole broker with whom they have dealt in connection with the Property and the transactions described herein. The Sellers shall be liable for, and shall indemnify and defend and hold harmless the Purchaser against, all brokerage commissions or other compensation due to the Broker arising out of the transaction contemplated in this Agreement. The Sellers shall also be liable for, and shall indemnify and defend and hold harmless the Purchaser against any and all brokerage commissions or other compensation claimed by Ludwig Financial (the "Farmington Broker"); provided, that the Sellers shall have the right to control any settlement with the Farmington Broker. Each party hereto agrees to indemnify and defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person,
                                                       -37-

except (in the case of the Purchaser as indemnitor hereunder) the Broker and the Farmington Brokers, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Section 12.1 shall survive the termination of this Agreement and the Closing.

12.2.  Brokers' Fees for Extensions, Renewals of Leases.

Notwithstanding anything to the contrary set forth in any Leases or any other documents, instruments or agreements, subject to Section 6(q), if any fee or other amount becomes due and payable to any broker upon the extension or renewal of any Leases from and after the Closing Date, such fee or other amount shall be the sole responsibility of the Purchaser, and the Purchaser agrees to indemnify and hold the Sellers harmless from and against any damages, claims or losses arising as a result of any such extension or renewal of any Lease occurring on or after the Closing Date. The obligations of this Section 12.2 shall survive the Closing.

13.  Casualty; Condemnation.

13.1.  Damage or Destruction.

If a "material" part (as hereinafter defined) of any Shopping Center is damaged or destroyed by fire or other casualty, the Sellers shall notify the Purchaser of such fact. Notwithstanding anything set forth in this Agreement to the contrary, if (i) the Purchaser does not elect to terminate this Agreement as to the damaged Shopping Center as provided in Section 14.1, (ii) the Purchaser elects to terminate this Agreement as to the damaged Shopping Center but such election is ineffective because the Seller which owns the damaged Shopping Center elects to repair or restore such damage and completes such repair or restoration within the 30-day period provided in Section 14.4.1, or (iii) there is damage to or destruction of an "immaterial" part ("immaterial" is herein deemed to be any damage or destruction which is not "material", as such term is hereinafter defined) of the Shopping Center, the Purchaser shall close title as provided in this Agreement and, at the Closing, the Seller which owns the damaged Shopping Center shall, unless such Seller has repaired or restored such damage or destruction in a manner consistent with the structural condition of the Shopping Center as currently constructed prior to the Closing, (x) pay over to the Purchaser the proceeds of any insurance collected by such Seller less the amount of all costs incurred by such Seller in connection with the repair or restoration of such damage or destruction, (y) assign and transfer to the Purchaser all right, title and interest of such Seller in and to any uncollected insurance proceeds which such Seller may be entitled to receive from such damage or destruction (including, without limitation, rent insurance), and (z) the Purchase Price for the Shopping Center that is the subject of such casualty shall be reduced by an amount equal to the sum of (1) the repair
                                                       -38-

cost of any uninsured damages to such Shopping Center (but not any REAs) caused by such casualty, plus (2) the amounts of any deductibles with respect to insurance policies covering such casualty. A "material" part of a Shopping Center shall be deemed to have been damaged or destroyed if (a) the cost of repair or replacement shall be greater than 10% of the portion of the Purchase Price allocated to such Shopping Center pursuant to Section 2(d), or (b) tenants under Leases which represent more than 5% of the basic rent for such Shopping Center may have a right to terminate such Leases as a result of such casualty, or (c) any tenant of any building constructed on real property subject to any of the reciprocal easement agreements identified on Schedule 14 annexed hereto (the "REAs") could terminate its lease as a result of such casualty, or the owner of such building has no obligation to repair or restore such damage or destruction prior to the Closing Date. The Sellers shall notify the Purchaser of any casualty to the Shopping Centers that the Sellers report to their casualty insurer. The provisions of this
Section 13.1 shall survive the Closing to the extent necessary to permit the Purchaser to collect any insurance claim assigned to the Purchaser pursuant to this Section 13.1.

13.2.  Condemnation.

If, prior to the Closing Date, all or any "significant" portion (as hereinafter defined) of any Shopping Center is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), the Sellers shall notify the Purchaser of such fact. If the Purchaser does not elect to terminate this Agreement as to the Shopping Center subject to the taking as provided in Section 14.1, or if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant", as such term is herein defined) of any Shopping Center is taken by eminent domain or condemnation, at the Closing the Seller which owns the Shopping Center which is the subject of the taking shall assign and turnover, and the Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A "significant" portion of a Shopping Center means (i) a portion of the Buildings, (ii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum number legally required, or the number required by any Lease or any of the REAs, (iii) a driveway on the Land if such driveway is the predominant means of ingress thereto or egress therefrom, or (iv) a portion of any Shopping Center the loss of which could result in the right of termination or an abatement of rent under any of the Leases or the REAs. If any such condemnation occurs following the date hereof, the Purchaser shall have the right to participate in the negotiation of any condemnation award. The provisions of this Section 13.2 shall survive the Closing to the extent necessary to permit the Purchaser to collect any awards or other proceeds to which the Purchaser has a right pursuant to this Section 13.2.
                                                       -39-

13.3.  New York Law.

With respect to any Shopping Centers located in the State of New York, the provisions of Section 5-1311 of the New York General Obligations Law shall not apply to the sale and purchase provided for in this Agreement and the provisions of this Article 13 shall apply instead.

14.  Remedies.

14.1.  Sellers' Inability to Perform.

If the Closing fails to occur as to a Shopping Center by reason of the Sellers' inability to perform their obligations under this Agreement or by reason of failure of conditions to the Purchaser's obligations under this Agreement being satisfied, then the Purchaser, as its sole remedy for such inability of the Sellers, may either (i) waive such Sellers' obligation or such failure of condition, whereupon title shall close as provided in this Agreement, or (ii) terminate this Agreement by notice to the Sellers, specifying the Sellers' obligations or conditions that have not been satisfied and the Shopping Center(s), if any, to which such obligations or conditions relate. In the event of such a Purchaser termination, the Sellers shall be obligated to reimburse the Purchaser for its reasonable out-of-pocket expenses in connection with its efforts to acquire the Shopping Centers with respect to which this Agreement is terminated from September 2, 1995, to the date of the failed Closing, documented to the reasonable satisfaction of the Sellers, in an amount not to exceed $100,000 in the aggregate. Except as set forth in this
Section 14.1 and Section 14.5, the Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of the Sellers' inability to perform its obligations hereunder or the failure of any such condition. The Sellers' payment obligation under this Section 14.1 shall survive the termination of this Agreement. The Sellers' payment obligation under this Section 14.1 shall be a joint and several obligation of Yield Plus, Dean Witter Realty Income Partnership II, L.P. and Dean Witter Realty Income Partnership III, L.P.

14.2.  Purchaser's Failure to Perform.

In the event of a material default hereunder (other than under Section
18) by the Purchaser or if the Closing fails to occur by reason of the Purchaser's failure or refusal to perform its obligations hereunder in any material respect, then the Sellers may terminate this Agreement by notice to the Purchaser. If the Sellers elect to terminate this Agreement, then this Agreement shall be terminated and the Sellers may, as their sole and exclusive remedy for such material default, or failure or refusal to perform, retain the Fund as liquidated damages for all loss, damage and expenses suffered by the Sellers, it being agreed that the Sellers' damages are impossible to ascertain, and neither party shall have any further rights, obligations or liabilities hereunder, except for the
                                                       -40-

Surviving Obligations. Nothing contained herein shall limit or restrict the Sellers' ability to pursue any rights or remedies it may have against the Purchaser with respect to the Surviving Obligations. Except as set forth in this Section 14.2 and Section 18.2, the Sellers hereby expressly waive, relinquish and release any other right or remedy available to them at law, in equity or otherwise by reason of the Purchaser's default (material or otherwise) hereunder or the Purchaser's failure or refusal to perform its obligations hereunder.

14.3.  Sellers' Failure to Perform.

If the Closing fails to occur (a) by reason of the Sellers' failure or refusal to perform and/or observe their obligations and covenants hereunder, or (b) due to the fact that, as of the date of this Agreement, any of the representations and warranties of the Seller set forth in Section 6 hereof are untrue in any material respect, and the Purchaser notifies the Sellers of such circumstances prior to December 11, 1995, then the Purchaser, as its sole remedy hereunder, subject to Section 14.5, may (i) terminate this Agreement by notice to the Sellers or (ii) seek specific performance from the Sellers. If the Purchaser elects to terminate this Agreement rather than seek specific performance then the Purchaser shall, as its sole remedy, subject to Section 14.5, for such failure or refusal to perform, be entitled to liquidated damages from the Sellers, in an aggregate amount equal to $500,000 (in the event of any occurrence described in clause (a) above) or $300,000 (in the event of any occurrence described in clause (b) above), for all loss, damage and expenses suffered by the Purchaser, it being agreed that the Purchaser's damages are impossible to ascertain and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. As a condition precedent to the Purchaser exercising any right it may have to bring an action for specific performance as the result of the Sellers' failure or refusal to perform their obligations hereunder, the Purchaser must commence such an action within ninety (90) days after the originally scheduled or any extended Closing Date. The Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action. The Sellers' payment obligation under this Section 14.3 shall survive the termination of this Agreement. The Sellers' payment obligation under this Section 14.3 shall be a joint and several obligation of Yield Plus, Dean Witter Realty Income Partnership II, L.P. and Dean Witter Realty Income Partnership III, L.P.

14.4.  Election to Extend Closing Date.

14.4.1 Automatic Extensions.

If (a) on the Closing Date any condition in Section 8.1, Section 8.2 or otherwise is not (i) satisfied or, (ii) in the case of a condition under
Section 8.1, waived by the Purchaser or, (iii) in the case of a condition
                                                       -41-

under Section 8.2, waived by the Sellers, or (b) the Purchaser elects to terminate this Agreement pursuant to Section 5.3 or Sections 14.1, 14.3(b), or 14.8 (each an "Extension Event") the Closing Date shall be extended as to all Shopping Centers, without further action by the Sellers or the Purchaser, for one period of thirty (30) days.

14.4.2.  Extensions by Sellers.

In addition to the extension of the Closing Date provided for in Section
14.4.1 above, if such Extension Events relate only to the Westland Crossing Shopping Center and/or the Wallkill Plaza Shopping Center, the Sellers may further extend the Closing Date as to any or each of such two Shopping Centers that is the subject of an Extension Event for one or more periods of up to 60 days in the aggregate, by delivery of written notice to the Purchaser before 5:00 P.M. New York time on the Closing Date (as extended pursuant to Section 14.4.1, Section 14.4.4 or this Section 14.4.2) without extending the Closing Date for any other Shopping Center.

Except as expressly set forth in this Section 14.4.2, the Sellers' election to extend the Closing Date pursuant to this Section 14.4.2 with respect to one or more of such two specified Shopping Centers shall not effect (i) the Closing Date with respect to any of the other Shopping Centers, or (ii) subject to Section 14.1 and Section 14.3, the Purchaser's or the Sellers' obligation to perform its obligations at the Closing with respect to all of the other Shopping Centers. The terms Closing Date and Closing shall mean, with respect to each Shopping Center, the Closing Date as the same may be extended pursuant to Sections 14.4.1, 14.4.4, 14.8 and this Section 14.4.2 and the Closing occurring on such date.

14.4.3.  Cure Obligations of Sellers.

Upon the occurrence of an Extension Event, the Sellers shall use reasonable good faith efforts to remedy the circumstances giving rise to such Extension Event. Reasonable good faith efforts shall mean the following actions with respect to the following events:

(a)               In the event of the existence of Unacceptable
Encumbrances, the actions set forth in Section 5.2 hereof; and

(b) In the event that the Tenant Estoppel Certificates are returned reflecting any adverse claims or exceptions, the Sellers shall expend up to an aggregate amount equal to $75,000 on an individual Shopping Center basis to remedy such circumstances prior to the Closing Date. So long as the Sellers agree to indemnify the Purchaser with respect to adverse claims or objections identified in Tenant Estoppel Certificates (which the Sellers may elect to do or decline to do in their sole discretion), such matters shall not constitute an inability or failure to satisfy a closing condition, provided, that if the estimated cost of remedying such matter exceeds $75,000 in any instance, the
Purchaser may, in its sole discretion, refuse to accept such indemnity and
                                                        -42
elect to terminate this Agreement in accordance with the terms hereof.
14.4.4.  Extension by Purchaser.
The Purchaser may extend the Closing Date on one occasion for not more than 2 business days, upon delivery of written notice to the Sellers on or prior to the scheduled Closing Date.
14.5.  Termination.
Subject to the provisions of Section 14.6 and Section 14.8, if the Purchaser elects to terminate this Agreement, neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided in Sections 4.1, 12.1, 14.1, 14.3, 16 and
18 hereof ("Surviving Obligations").  Subject to the provisions of
Section 14.2, if this Agreement is terminated as to all the Shopping Centers with respect to which the Closing has not previously occurred, the Purchaser shall be entitled to a return of the Fund, provided, the Purchaser is not otherwise in material default hereunder.

14.6.  Termination with Respect to Multiple Shopping Centers.

Except to the limited extent permitted pursuant to Section 14.4.2 and
Section 14.8, this Agreement may not be terminated with respect to less than all of the Shopping Centers without the express written consent of the Sellers and the Purchaser.

14.7.  Purchaser's Cure Rights.

With respect to any default by the Purchaser hereunder (other than by reason of the failure to pay the Purchase Price at the Closing), such default shall not give rise to the Sellers' ability to exercise their rights under Section 14.2 hereof, and shall not be deemed a failure to satisfy a condition precedent to the Sellers' obligations hereunder, unless and until the Purchaser has received prior written notice of such default from the Sellers and such default has continued uncured for five
(5) business days after Purchaser's receipt of such notice

14.8.  Media Play.

If at the end of the Closing Date for the Westland Crossing Shopping Center, as the same may be extended pursuant to Section 14.4.1, 14.4.2 and/or Section 14.4.4, the Seller of the Westland Crossing Shopping Center has not executed a Lease with Media Play on substantially the terms set forth in Exhibit O annexed hereto, the Purchaser may , in its sole discretion either (a) waive the absence of such a Lease and proceed to consummate the Closing, or (b) terminate this Agreement with respect solely to the Westland Crossing Shopping Center as a consequence of the Sellers' inability to obtain such a Lease, or (c) agree to extend the Closing Date with respect to the Westland Crossing Shopping Center for an
                                                       -43-
additional sixty (60) days. If, prior to the expiration of such 60 day period, the Seller of the Westland Crossing Shopping Center presents to the Purchaser a Lease with a tenant reasonably acceptable to the Purchaser, with rental and other leasing terms and conditions substantially equivalent to the terms and conditions set forth on Exhibit O attached hereto, the Closing shall occur with respect to such Shopping Center. If no such Lease is executed on or before such date, the Purchaser may terminate this Agreement with respect solely to the Westland Crossing Shopping Center. Notwithstanding the terms of Exhibit O attached hereto, the Seller of the Westland Crossing Shopping Center shall use reasonable efforts to negotiate (i) a date certain by which Media Play shall occupy the space in the Westland Crossing Center described in Exhibit O attached hereto, and (ii) a restriction on assignments by Media Play or its assigns that would result in the occupancy of Media Play's proposed leased space by more than two separate tenants; provided, that the failure of such Seller to negotiate such provisions with Media Play shall not constitute a default or an inability or failure to satisfy a condition hereunder.
15.  Indemnities.
15.1. Purchaser's Indemnities.
The Purchaser hereby agrees, upon the occurrence of the Closing, to indemnify and defend the Sellers and the Sellers' Affiliates against, and to hold the Sellers and the Sellers' Affiliates harmless from all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) asserted against or incurred by the Sellers or any of the Sellers' Affiliates in connection with or arising out of (i) acts or omissions of the Purchaser or the Purchaser's Representatives, or other matters or occurrences that take place after the Closing with respect to the Shopping Centers and relate to the ownership, maintenance or operation of the Shopping Centers, or (ii) any claims of the holders of the Existing Mortgages relating to occurrences taking place on or after the Closing Date. The Purchaser's obligations under this Section 15.1 shall survive the Closing.
15.2.  Sellers' Indemnities.
Each of the Sellers agrees, upon the occurrence of the Closing, to indemnify and defend the Purchaser against, and to hold the Purchaser harmless from all claims, demand, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) asserted against or incurred by the Purchaser in connection with or arising out of (i) any personal injury or property damage suffered by any third person at the Shopping Center owned by such Seller prior to the Closing Date, or (ii) the Sellers' failure to pay any of the amounts payable by the Sellers pursuant to the last sentence of Section 11.6 hereof. The Sellers' obligations under this Section 15.2 shall survive the Closing.
                                                       -44-

         16.  Escrow.

The Escrow Agent shall hold the Downpayment and all interest accrued thereon, if any (collectively, the "Fund") in escrow and shall dispose of the Fund only in accordance with the provisions of this Section 16. Simultaneously with their execution and delivery of this Agreement, the Purchaser and the Sellers shall furnish the Escrow Agent with their true Federal Taxpayer Identification Numbers so that the Escrow Agent may file appropriate income tax information returns with respect to any interest in the Fund or other income from the Approved Investment. The party ultimately entitled to any accrued interest in the Fund shall be the party responsible for the payment of any tax due thereon.

16.1  Demand for Fund.

The Escrow Agent shall deliver the Fund to the Sellers or the Purchaser, as the case may be, as follows:

(a) to the Sellers, upon completion of the Closing with respect to the last Shopping Center remaining to be disposed of hereunder, if such Shopping Center is disposed of by the occurrence of the Closing with respect to such Shopping Center rather than by the termination of this Agreement with respect to such Shopping Center; or

(b) to the Sellers, after receipt of the Sellers' demand in which the Sellers certifies either that (i) the Purchaser has defaulted under this Agreement, or (ii) this Agreement has been otherwise terminated or canceled with respect to all of the Shopping Centers (other than those with respect to which the Closing has previously occurred), and the Sellers are thereby entitled to receive the Fund; but the Escrow Agent shall not honor the Sellers' demand until more than ten (10) days after the Escrow Agent has given a copy of the Sellers' demand to the Purchaser in accordance with Section 16.3, nor thereafter if the Escrow Agent receives a Notice of Objection from the Purchaser within such ten
(10) day period; or

(c) to the Purchaser, after receipt of the Purchaser's demand in which the Purchaser certifies either that (i) any Seller has defaulted under this Agreement, or (ii) this Agreement has been otherwise terminated or canceled with respect to all of the Shopping Centers
(other than those with respect to which the Closing has previously occurred), and the Purchaser is thereby entitled to receive the Fund;
but the Escrow Agent shall not honor the Purchaser's demand until more than ten (10) days after the Escrow Agent has given a copy of the Purchaser's demand to the Sellers in accordance with Section 16.3, nor thereafter if the Escrow Agent receives a Notice of Objection from the Sellers within such ten (10) day period.
                                                       -45-
         Upon delivery of the Fund, the Escrow Agent shall be relieved of all liability hereunder and with respect to the Fund. The Escrow Agent shall deliver the Fund, at the election of the party entitled to receive the same, by (i) a good, unendorsed certified check of the Escrow Agent payable to the order of such party, (ii) an unendorsed official bank or cashier's check payable to the order of such party, or (iii) a bank wire transfer of immediately available funds to an account designated by such party.

16.2.  Status of Fund Upon Termination or Extension.

No portion of the Downpayment or any other portion of the Fund shall be delivered to the Sellers or the Purchaser under this Agreement until, with respect to each of the Shopping Centers, either (i) the Closing has occurred, or (ii) this Agreement has terminated. If the Closing occurs with respect to the last Shopping Centers remaining to be disposed of under this Agreement, the Fund shall be delivered to the Sellers pursuant to Section 16.1(a) and the Downpayment shall be applied to the Purchase Price for such Shopping Centers. If this Agreement is terminated with respect to the last Shopping Centers remaining to be disposed of under this Agreement, the Fund shall be disposed of pursuant to Section 16.1(b) or Section 16.1(c), as the case may be.

16.3.  Notice of Objection.

Upon receipt of a written demand from the Sellers or the Purchaser under
Section 16.1(b) or (c), the Escrow Agent shall send a copy of such demand to the other party. Within ten (10) days after the date of receiving same, but not thereafter, the other party may object to delivery of the Fund to the party making such demand by giving a notice of objection (a "Notice of Objection") to the Escrow Agent. After receiving a Notice of Objection, Escrow Agent shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, the Escrow Agent may elect either (i) to continue to hold the Fund until the Escrow Agent receives a written agreement of the Purchaser and the Sellers directing the disbursement of the Fund, in which event the Escrow Agent shall disburse the Fund in accordance with such agreement; and/or (ii) to take any and all actions as the Escrow Agent deems necessary or desirable, in its sole and absolute discretion, to discharge and terminate its duties under this Agreement, including, without limitation, depositing the Fund into any court of competent jurisdiction and bringing any action of interpleader or any other proceeding, provided, that the Escrow Agent shall not distribute the Fund to the Purchaser or the Sellers following receipt of a Notice of Objection without further direction from both the Purchaser and the Sellers, or from a court of competent jurisdiction; and/or (iii) in the event of any litigation between the Sellers and the Purchaser, to deposit the Fund with the clerk of the court in which such litigation is pending.
                                                       -46-
16.4.  Actions after Notice of Objection.
If the Escrow Agent is uncertain for any reason whatsoever as to its duties or rights hereunder (and whether or not the Escrow Agent has received any written demand under Section 16.1(b) or (c), or Notice of Objection under Section 16.3), notwithstanding anything to the contrary herein, the Escrow Agent may hold and apply the Fund pursuant to Section
16.3 and may decline to take any other action whatsoever. In the event the Fund is deposited in a court by the Escrow Agent pursuant to Section 16.3(ii) or (iii), the Escrow Agent shall be entitled to rely upon the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Fund, the Purchaser and the Sellers shall pay the attorney's fees and costs incurred by the Escrow Agent (which said parties shall share equally, but for which said parties shall be jointly and severally liable) for any litigation in which the Escrow Agent is named as, or becomes, a party.
16.5.  Investment of Fund.
Notwithstanding anything to the contrary in this Agreement, within one (1) business day after the date of this Agreement, the Escrow Agent shall place the Downpayment in an Approved Investment. The interest, if any, which accrues on such Approved Investment shall be deemed part of the Fund; and the Escrow Agent shall dispose of such interest as and with the Fund pursuant to this Agreement. The Escrow Agent may not commingle the Fund with any other funds held by Escrow Agent. The Escrow Agent may convert the Fund from the Approved Investment into cash or a non-interestbearing demand account at an Approved Institution as follows:

(a)               at any time within seven (7) days prior to the Closing
Date; or

(b) if the Closing Date is accelerated or extended, at any time within seven (7) days prior to the accelerated or extended Closing Date; provided, however, that the Sellers and the Purchaser shall give the Escrow Agent timely notice of any such acceleration or extension and that the Escrow Agent may hold the Fund in cash or a non-interest-bearing deposit account if the Sellers and the Purchaser do not give the Escrow Agent timely notice of any such adjournment.

As used herein, the term "Approved Investment" means (i) any interest bearing demand account or money market fund in State Street Bank and Trust Company or in any other institution otherwise approved by both the Sellers and the Purchaser (collectively, an "Approved Institution"), or
(ii) any other investment approved by both the Sellers and the Purchaser. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases, reinvestment of any matured investment and sales shall be made in the sole discretion of the Escrow Agent, which shall have no liability whatsoever therefor.
Discounts earned shall be deemed interest for the purpose hereof.
                                                       -47-
16.6.  Duties of Escrow Agent.
The Escrow Agent shall have no duties or responsibilities except those set forth herein, which the parties hereto agree are ministerial in nature. The Sellers and the Purchaser acknowledge that the Escrow Agent is serving without compensation, solely as an accommodation to the parties hereto, and except for the Escrow Agent's own willful default, misconduct or gross negligence, the Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Agent. The Sellers and the Purchaser jointly and severally agree to and do hereby indemnify and hold harmless the Escrow Agent from all loss, cost, claim, damage, liability, and expense (including, without limitation, reasonable attorney's fees and disbursements) which may be incurred by reason of its acting as the Escrow Agent provided the same is not the result of the Escrow Agent's willful default, misconduct or gross negligence. The Escrow Agent may charge against the Fund any amounts owed to it under the foregoing indemnity or may withhold the delivery of the Fund as security for any unliquidated claim, or both.
Any amendment of this Agreement which could alter or otherwise affect the Escrow Agent's obligations hereunder will not be effective against or binding upon the Escrow Agent without the Escrow Agent's prior consent, which consent may be withheld in the Escrow Agent's sole and absolute discretion.

The provisions of this Section 16 shall survive the termination of this Agreement and the Closing.

17.  Notices.

All notices, elections, consents, approvals, demands, objections, requests or other communications which the Sellers, the Purchaser or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and sent by hand or by a nationally recognized overnight courier (except where notice by telecopy is expressly permitted hereunder) (for next business day delivery), addressed as follows:

         If to the Sellers:

         Dean Witter Realty Inc.
         Two World Trade Center, 64th Floor
         New York, NY 10048
         Attention:  E. Davidson Hardman, Jr.
         Telephone:  (212) 392-6888
         Telecopier:  (212) 392-3123

                                                       -48-
                  with copies to:
         Vincent M. Sacchetti, Esq.
         Bingham, Dana & Gould
         150 Federal Street
         Boston, Massachusetts 02110
         Telephone:  (617) 951-8000
         Telecopier:  (617) 951-8736

         If to the Purchaser:

         New Plan Realty Trust
         1120 Avenue of the Americas, 12th Floor
         New York, New York  10036
         Attention:  President
         Telephone:  (212) 869-3000 Telecopier:
         (212) 869-3989

                 with a copy to:

         Altheimer & Gray
        10 South Wacker Drive, Suite 4000
         Chicago, Illinois 60606
         Attention:  Robert M. Horwitch, Esq.
         Telephone:  (312) 715-4822 Telecopier:
         (312) 715-4800

         If to Escrow Agent:

         Lawyers Title  Insurance Corporation 225
         Franklin Street
         Boston, Massachusetts 02110 Attention:
         Robert Soule
         Telephone:  (617) 451-2500
         Telecopier:  (617) 451-9258

The Sellers, the Purchaser or Escrow Agent may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 17. Any party's attorney may give a notice in accordance with this Section 17 on behalf of such party. A notice or other communication sent in compliance with the provisions of this
Section 17 shall be deemed given and received on (i) the date of receipt of hand delivery, or (ii) the date it is delivered to the other party if sent by a nationally recognized overnight courier. Notice to the address provided above for any Seller shall constitute notice to all Sellers.
                                                       -49-
18.  Property Information and Confidentiality.
The Purchaser agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of the Sellers, be disclosed by the Purchaser or the Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by the Purchaser or the Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Shopping Centers. Moreover, the Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to the Purchaser's Representatives who need to know the Property Information for the purpose of evaluating the Shopping Centers, and who are informed by the Purchaser of the confidential nature of the Property Information. Prior to the delivery or disclosure of any Property Information to the Purchaser's Representatives at any time prior to the Closing, the Purchaser agrees to notify the Sellers as to their identity. The provisions of this Section 18 shall in no event apply to (i) Property Information which is a matter of public record, (ii) Property Information that is included by the Purchaser in any filing made with the Securities Exchange Commission or the New York Stock Exchange, or (iii) Property Information that is received by the Purchaser from a source other than the Sellers or Sellers' Affiliates. The provisions of this Section 18 shall not prevent the Purchaser or Purchaser's Representatives from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements, and legal process.

18.1.  Press Releases.

The Purchaser and Sellers, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, other than in the form of Exhibit N annexed hereto and made a part hereof, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its attorneys, accountants, professional consultants, investor limited partners or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, securities, tax and reporting requirements.

18.2.  Return of Property Information.

In the event that the Closing does not occur with respect to any Shopping Center, the Purchaser and the Purchaser's Representatives shall promptly deliver to the Sellers all originals and copies of the Property
                                                       -50-

Information pertaining to such Shopping Center referred to in clause (i) of Section 18.3 in the possession of the Purchaser and the Purchaser's Representatives. Notwithstanding anything contained herein to the contrary, in no event shall the Purchaser be entitled to receive a return of the Downpayment or the accrued interest thereon, if any, if and when otherwise entitled thereto pursuant to this Agreement until such time as the Purchaser and the Purchaser's Representatives shall have performed the obligations contained in the preceding sentence.
Upon the Purchaser's delivery to the Sellers of substantially all of the materials described in the first sentence of this Section 18.2, the Purchaser shall be entitled to receive a return of a portion of the Downpayment equal to $900,000, together with accrued interest upon such portion of the Downpayment. After their receipt of such delivery, the Sellers shall review such materials and shall notify the Purchasers within fifteen (15) days following such receipt if any of such materials have not yet been delivered to the Sellers. The Purchaser shall be entitled to receive a return of the remaining amount of the Downpayment, together with accrued interest thereon, if (i) the Sellers do not deliver the notice described in the immediately preceding sentence within such fifteen day period; or (ii) the Purchaser delivers to the Sellers the materials specified in such notice, or (iii) the Purchaser delivers to the Sellers a certificate that any such materials not delivered by the Purchasers are lost, and committing the Purchaser to deliver such materials to the Sellers if they are subsequently discovered.

18.3.  Property Information Defined.

As used in this Agreement, the term "Property Information" shall mean
(i) all information and documents in any way relating to the Shopping Centers, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts and Licenses) furnished to, or otherwise made available for review by, the Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, the "Purchaser's Representatives"), by the Sellers or any of the Sellers' Affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by the Purchaser or the Purchaser's Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i), or the Investigations, or otherwise reflecting their review or investigation of the Shopping Centers.

18.4  Remedies.

The Sellers' sole remedy for enforcement or violation of the provisions of this Section 18 and Section 6.3 shall be to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the Purchaser or the Purchaser's Representatives.
                                                       -51-

The provisions of this Section 18 shall survive the termination of this Agreement and the Closing.

         19.  Access to Records.

Subsequent to the Closing Date, the Sellers, the Sellers' Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to the Purchaser by the Sellers at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to the Purchaser, and shall have the right, at their sole cost and expense, to make copies of such documents, books and records. Without limiting the foregoing, Purchaser shall have the right after the Closing to audit the books and records of Sellers in respect of the Shopping Centers for those last two entire fiscal years of the Sellers ending prior to the Closing Date and the portion of the Sellers' fiscal year in which the Closing occurs to and including the Closing Date.

         20.  Assignments.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may only be assigned by the Purchaser to an entity or entities controlled by or under common control with the Purchaser, provided, that the Purchaser shall remain liable for the obligations and liabilities of the Purchaser hereunder. Any other assignment or attempted assignment by the Purchaser shall constitute a default by the Purchaser hereunder and shall be null and void

         21.  Entire Agreement, Amendments.

All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the Sellers or the party drafting this Agreement. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

This Agreement supercedes in all respects that certain letter agreement dated as of October 6, 1995, by Dean Witter Realty, Inc., on behalf of the Sellers, and the Purchaser.
                                                       -52-

         22.  Merger.

Except as otherwise expressly provided herein or in the Conveyance Documents, (i) the Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of the Sellers hereunder, and (ii) all of the Sellers' representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

         23.  Limited Recourse.

Except for the Sellers, their general partners or Yield Plus, the Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of the Sellers, including, without limitation, Dean Witter Realty Inc. and parents and affiliates of Dean Witter Realty, Inc. (collectively, the "Sellers' Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Subject to Section 28, the Purchaser agrees to look solely to each Seller and such Seller's assets for the satisfaction of such Seller's liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of such Seller contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the Sellers' Affiliates other than the Sellers, their general partners, or Yield Plus with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby.

         24.  Time of the Essence.

The Sellers and the Purchaser agree that, wherever this Agreement provides that any party must send or give any notice, make an election or take some other action within a specific time period in order to exercise a right or remedy it may have hereunder, time shall be of the essence with respect to the taking of such action (subject to extension rights set forth in Section 14.4 and Section 14.8), and such party's failure to take such action within the applicable time period shall be deemed to be an irrevocable waiver by such party of such right or remedy.

         25.  Waivers.

No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any
                                                       -53-

other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

         26.  Miscellaneous.

Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default. This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. This Agreement shall be interpreted and enforced in accordance with the laws of the state in which the Shopping Centers are located without reference to principles of conflicts of laws.

Sellers, Yield Plus and Purchaser each hereby submit itself to the jurisdiction of the State of New York in any action or proceeding arising out of or under this Agreement. By execution and delivery of this Agreement, Sellers, Yield Plus and Purchaser accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Sellers, Yield Plus and Purchaser each hereby irrevocably waive any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall limit the right of either Sellers, Yield Plus or Purchaser to bring any action, suit or proceeding against the other in the courts of such jurisdiction. Sellers, Yield Plus and Purchaser each acknowledge that final judgment against it in any action, suit or proceeding referred to in this Section 26 shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any such judgment. Purchaser hereby irrevocably appoints, authorizes, empowers and designates the president of the Purchaser, as its lawful agent upon whom service of any legal process may be made in the State of New York, in a like manner and with like effect as if the same were served personally upon Purchaser within the jurisdiction of the State of New York. Each of the Sellers and Yield Plus hereby irrevocably appoints, authorizes, empowers and designates Dean Witter Realty, Inc., as its lawful agent upon whom service of any legal process may be made in the
                                                       -54-

State of New York, in a like manner and with like effect as if the same were served personally upon Sellers or Yield Plus within the jurisdiction of the State of New York.

All the parties hereto and their attorneys have had full opportunity to review and participate in the drafting of the final form of this Agreement. Accordingly, this Agreement shall be construed without regard to any presumption or other rule of construction against the party causing the Agreement to be drafted. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

27.  Limitations on Purchaser Principals' Liability.

This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Declaration of Trust of New Plan Realty Trust dated as of July 31, 1972 as amended, and not individually, and bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. Each of the Sellers acknowledges and agrees that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

28.  Liability of Yield Plus.

Yield Plus hereby covenants and agrees that it shall remain liable to the same extent as any of the Yield Plus Sellers for any and all obligations of the Yield Plus Sellers hereunder and under the Conveyance Documents that may be satisfied by the payment of money.

29.  Notice to or Knowledge of Sellers.

To the extent that any provision of this Agreement or the Seller Documents relates to the knowledge of any Seller or receipt of knowledge by any Seller, such provision is intended to relate solely to and shall be deemed to relate solely to notices received and knowledge obtained by the Sellers from and after the date upon which an affiliate of Dean Witter Realty, Inc. obtained either title to the relevant Shopping
Center or the general partnership interest in the Seller with respect to such Shopping Center.
Knowledge of Sellers shall include, without limitation, the actual knowledge of Mr. Robert B. Austin and Mr. E. Davidson Hardman, Jr.
                                                       -55-
30.  Seller's Representatives.
The Sellers hereby designate E. Davidson Hardman, Jr. as their representative (the "Representative") to receive notices on their behalf as contemplated by Section 17 of this Agreement, to bind the Sellers with respect to any agreements between any such Seller and the Purchaser, to approve amendments to this Agreement and to render decisions and furnish information as may be required of the Sellers pursuant to this Agreement and the Purchaser shall have no obligation to inquire into the authority of the Representative with respect to any actions taken by the Representative with respect to this Agreement on behalf of the Sellers. IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


SELLERS:                               DEAN WITTER REALTY INCOME
                                         PARTNERSHIP II, L.P.

                                  By:      Dean Witter Realty Income
                                           Properties II, Inc., its general
                                           partner


                                           By:/s/William B. Smith
                                           Title:Chairman

                                           By:/s/Matthew M. Horgan
                                               Assistant Secretary

                                           MIDWAY CROSSING LIMITED
                               PARTNERSHIP

                                    By:      DW Community Centers
                                             Limited Partnership, a general
                                             partner

                                          By:      DW Maplewood, Inc.,
                                                   its general partner

                                                By:/s/William B. Smith
                                                Title:Chairman

                                                By:Matthew M. Horgan
                                                   Assistant Secretary

                                  -56-
                                            DEAN WITTER REALTY INCOME
                                              PARTNERSHIP III, L.P.
                                            By:  Dean Witter Realty Income
                                                 Properties III, Inc., its
                                                 general partner

                                                By:/s/William B. Smith
                                                Title:Chairman
                                                By:  Matthew M. Horgan
                                                Assistant Secretary

                                            GENESEE CROSSING LIMITED
                                              PARTNERSHIP


                                           By: DW Community Centers
                                               Limited Partnership, a general
                                               partner

                                           By:      DW Maplewood, Inc.,
                                                    its general partner


                                           By:/s/William B. Smith
                                           Title:Chairman


                                          By:Matthew M. Horgan
                                          Assistant Secretary

                                                       -57-
                                              FARMINGTON/9 MILE ASSOCIATES, A
                                              MICHIGAN LIMITED PARTNERSHIP
                                        By:      DW Community Centers
                                                  Limited Partnership, a
                                                  general partner

                                            By:   DW Maplewood, Inc.,
                                                  its general partner

                                             By:/s/William B. Smith
                                             Title:Chairman

                                             By:Matthew M. Horgan
                                                Assistant Secretary


                                              HAMPTON CROSSING ASSOCIATES

                                              By:      D.W. Hampton, Inc.,
                                                       a general partner

                                                      By:/s/William B. Smith
                                                      Title:Chairman


                                                      By:Matthew M. Horgan
                                                     Assistant Secretary

                                              ROCHESTER HILLS LIMITED
                                              PARTNERSHIP

                                              By:      Rochester Hills, Inc.
                                                       its General Partner

                                                       By:   /s/William B. Smith
                                                       Title:   Chairman


                                                       By:Matthew M. Horgan
                                                          Assistant Secretary


PURCHASER:                                    NEW PLAN REALTY TRUST


                                              By:  Steven Seigel
                                              Title:General Counsel & Senior VP

                      -58-
ESCROW AGENT:                                 LAWYERS TITLE INSURANCE
                                                       CORPORATION


                                              By:Robert Soule
                                              Title: Regional Director


         Dean Witter Realty Yield Plus, Limited Partnership, executes this Agreement solely for the limited purposes set forth in Section 6.1 and
Section 28 hereof.

                                                DEAN WITTER REALTY
                                                YIELD PLUS, L.P.

                                           By:   Dean Witter Realty Yield
                                                 Plus, Inc.,
                                                 managing general partner

                                            By:/s/William B. Smith
                                         Title: Chairman



EXHIBIT J





                              NOTE



$1,200,000.00                                ________ __, 199_





FOR VALUE RECEIVED, the undersigned NEW PLAN REALTY TRUST, a

Massachusetts business trust, (the "Purchaser"), hereby promises to pay to the order of DEAN WITTER REALTY INCOME PARTNERSHIP II,

L.P., a Delaware limited partnership (the "Seller") at the

Seller's head office c/o Dean Witter Realty, Inc., Two World

Trade Center, 64th Floor, New York, New York 10048:

(a)  at the time set forth in the Purchase Agreement (as

hereinafter defined) the principal amount of up to One Million

Two Hundred Thousand and 00/100 Dollars ($1,200,000.00),

evidencing the contingent portion of the Purchase Price as set forth in Section 2(d) of that certain Purchase and Sale Agreement dated as of October __, 1995 (as amended and in effect from time to time, the "Purchase Agreement"), by and among the Purchaser,

the Seller and certain other parties thereto; and

(b)  interest from the date hereof on the principal amount

outstanding and ultimately payable under this Note to and

including the date of payment of such principal amount at a rate per annum equal to four and one-half percent (4 1/2%), such

interest to be payable contemporaneously with the payment of principal hereunder.


This Note evidences a contingent portion of the Purchase Price in accordance with the terms of the Purchase Agreement.  This Note is the Bradlee's Note under and as defined in the Purchase

Agreement.  This Note is in all respects (including, without limitation, any restrictions on the ability of the Seller to make demand hereunder and any reduction in amounts payable hereunder)

subject to the terms and conditions of the Purchase Agreement and is payable pursuant to the terms of (and to the extent set forth

in) the Purchase Agreement.  All capitalized terms used in this

Note and not otherwise defined herein shall have the same

meanings herein as in the Purchase Agreement.


No delay or omission on the part of the Seller or any holder hereof in exercising any right hereunder shall operate as a

waiver of such right or of any other rights of the Seller or such holder, nor shall any delay, omission or waiver on any one

occasion be deemed a bar or waiver of the same or any other right on any future occasion.


The Purchaser and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand,

notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or

enforcement of this Note, and assents to any extension or

postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.


THIS NOTE AND THE OBLIGATIONS OF THE PURCHASER HEREUNDER SHALL

FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH

THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE

TO CONFLICTS OR CHOICE OF LAW).  THE PURCHASER AGREES THAT ANY

SUIT FOR THE ENFORCEMENT OF THIS  NOTE MAY BE BROUGHT IN THE

COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING

THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH

COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON

THE PURCHASER BY MAIL AT THE ADDRESS SPECIFIED IN 17 OF THE

PURCHASE AGREEMENT.  THE PURCHASER HEREBY WAIVES ANY OBJECTION

THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT

OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT

COURT.

This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.

This Note and all documents, agreements, understandings and

arrangements relating to this transaction have been negotiated,

executed and delivered on behalf of the Purchaser by the trustees or officers thereof in their representative capacity under the

Declaration of Trust of New Plan Realty Trust dated as of July

31, 1972 as amended, and not individually, and bind only the trust estate of the Purchaser, and no trustee, officer, employee,

agent or shareholder of the Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of the Purchaser

thereunder, and any person or entity dealing with the Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement,

obligation or undertaking thereunder.  The Seller acknowledges and agrees that each agreement and other document executed by the

Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.


The Seller shall not assign this Note to any person other than a person controlling, controlled by or under common control with the Seller.


IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name and its corporate seal to be

impressed thereon by its duly authorized officer as of the day and year first above written.

[Corporate Seal]

NEW PLAN REALTY TRUST



By:

  Title:


                                                      -1-
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


         FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "First Amendment") dated as of the 1st day of December, 1995, by and between Dean Witter Realty Income Partnership II, L.P., a Delaware limited partnership, Midway Crossing Limited Partnership, a Michigan limited partnership, Dean Witter Realty Income Partnership III, L.P., a Delaware limited partnership, Genesee Crossing Limited Partnership, a Michigan limited partnership, Farmington/9 Mile Associates, a Michigan Limited Partnership, a Michigan limited partnership, Hampton Crossing Associates, a Michigan general partnership and Rochester Hills Limited Partnership, a Delaware limited partnership, each having offices c/o Dean Witter Realty, Inc., Two World Trade Center, 64th Floor, New York, New York 10048 (collectively, the "Sellers" and, individually, a "Seller"), New Plan Realty Trust, a Massachusetts business trust, having an office at 1120 Avenue of the Americas, 12th Floor, New York, New York 10036 ("Purchaser"), Dean Witter Realty Yield Plus, L.P., a Delaware limited partnership ("Yield Plus") and Lawyers Title Insurance Corporation, with an address at 225 Franklin Street, Boston, Massachusetts 02110, as escrow agent (in such capacity, the "Escrow Agent").

W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to that certain Purchase and Sale Agreement dated October 19, 1995 (as amended and in effect as of the date hereof, the "Agreement") regarding nine shopping centers located in the states of Michigan, New York and Ohio; and

         WHEREAS, the parties hereto wish to amend the Agreement in certain respects as hereinbelow set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, and intending to be legally bound hereby, the parties hereby agree as follows (any capitalized term used below without definition shall have the meaning attributed thereto in the Agreement and any Section referenced below shall mean the Section in the Agreement):
                                                      -2-
         1. Hall Road Crossing, Farmington Hills, Michigan. The legal description of the land of Hall Road Crossing, Farmington Hills, Michigan described in Schedule 1 of the Agreement is hereby deleted in its entirety and the legal description described on Schedule A attached hereto and made a part hereof substituted in its entirety therefor.

         2.       Hampton Village Centre, Rochester Hills,
Michigan.  The legal description of the land of Hampton Village
Centre, Rochester Hills, Michigan described in Schedule 1 of  the
Agreement is hereby amended by adding
thereto the legal description described on Schedule B attached hereto and made a part hereof.

         3. Due Diligence Period; Delivery of Surveys, Title Insurance. Notwithstanding anything set forth in Section 4 of the Agreement to the contrary, the parties hereto hereby agree to extend the Due Diligence Period until December 6, 1995 upon the following terms and conditions:

                  (a) Prior to 12:00 noon New York time on December 6, 1995, the Purchaser shall deliver to the Sellers a list (the "Objection List") of any objections that the Purchaser may have regarding due diligence matters relative to the Shopping Centers. The Purchaser shall be deemed to have waived the right to object to any due diligence matter examined by the Purchaser during the Due Diligence Period and not identified in the Objection List.

                  (b) Prior to 3:00 P.M. New York time on December 6, 1995, the Sellers shall deliver to the Purchaser a response to the Objection List (the "Sellers' Response"), setting forth those matters recited in the Objection List that the Sellers shall require the Purchaser to accept without modification or cure at the Closing.

                  (c) Prior to 5:00 P.M. New York time on December 6, 1995, the Purchaser shall either (i) deliver a Purchaser's Termination Notice to the Sellers, in which event the provisions of the Agreement with respect to delivery of a Purchaser's Termination Notice shall apply, or (ii) take no action, in which event the Purchaser shall be deemed to have waived any objection to any matters identified in the Sellers' Response.
                                                      -3-
                  (d) The deadline for the Sellers' delivery to the Purchaser of a Survey for the Hampton Village Centre Shopping
Center is hereby extended to December 4, 1995. The deadline for the Sellers' delivery to the Purchaser of a Title Commitment for the Hampton Village Centre Shopping Center is hereby extended to December 5, 1995.

                  (e) The notices to be delivered pursuant to subparagraphs (a) and (b) above may be delivered via telecopier (at the telecopier numbers set forth in the Agreement). The notice described in subparagraph (c) above may be delivered by hand at the Sellers' address set forth in the Agreement. Such notice described in subparagraph (c) above shall be effective upon receipt of the addressee, without regard to copy parties.

         4. Genesee Crossing. The parties hereby agree that the Genesee Crossing Shopping Center shall not be conveyed pursuant to the terms of the Agreement. Accordingly, the parties hereto hereby agree to amend the Agreement as follows:

                  (a) any references to land, improvements, leases or other similar items set forth in the Agreement or any schedule thereto that relate to the Genesee Crossing Shopping Center are hereby deleted in their entirety;

                  (b) the Purchase Price is hereby reduced by an amount equal to $8,700,000 (from $126,000,000 to
$117,300,000), and such reduction shall be allocated as appropriate between the portion of the Purchase Price to be paid in cash as described in Section 2(c) of the Agreement, and the portion of the Purchase Price payable by acceptance of the Existing Mortgages, as described in Section 2(b) of the Agreement, and all references to a portion of the Purchase Price attributable to the Genesee Crossing Shopping Center are deleted from the Agreement; and

                  (c) the Agreement is deemed void ab initio solely as it relates to the purchase and sale of the Genesee Crossing Shopping Center, and all representations, warranties, conditions and covenants are of no further force or effect as regards the Genesee Crossing Shopping Center.
                                                      -4-
            5.       Further Reduction of Purchase Price.
                  (a) Subject to subparagraph (b) below, and in addition to the reduction of the Purchase Price described in Paragraph 4(b) above, the Purchase Price, and that portion of the Purchase Price attributable to the Hampton Village Centre

Shopping Center, is hereby reduced by an amount equal to $500,000 (the "Hampton Reduction").

                  (b) In the event that, in connection with the Sellers' obtaining the consent of the holder of the Existing Mortgage encumbering the Hampton Village Centre Shopping
Center as contemplated by Section 8.2(iv) of the Agreement, the Sellers of the Hampton Village Shopping Center prepays some or all of the principal amount of the obligations secured by the Existing Mortgage encumbering such Shopping Center, the Hampton Reduction shall be reduced by an amount equal to the product of (i) $72,000, multiplied by (ii) the amount of such prepayment divided by $1,000,000, provided, that the Hampton Reduction shall in no event be deemed less than zero. Prepayment of amounts that would in any event be due and payable prior to the Closing Date in the absence of any agreement entered into by the Sellers in order to obtain the foregoing consent shall not constitute a prepayment as described above.

                  (c) The Sellers agree that they shall not, in connection with any prepayment contemplated by subparagraph
(b) above, effect (or enter into any agreement that would effect) any changes in the Existing Mortgages adverse to the borrower/maker/mortgagor. The Sellers also agree that any and all costs, expenses, fees and charges (including, without limitation, prepayment fees, attorney fees, title insurance and survey charges, release fees, recording fees, and administrative charges) arising out of or in connection with any prepayment contemplated by subparagraph (b) above shall be the obligation of the Sellers of the Hampton Village Centre
Shopping Center.  Other than the adjustment of the Hampton
Reduction described in subparagraph (b) above (and the transfer of an appropriate portion of the Purchase Price to cash payment rather than transfer of the Shopping Centers subject to the Existing Mortgages) the Sellers shall not be entitled to any further benefit or consideration from the
                                                      -5-
Purchaser as a consequence of any such prepayment. The occurrence or absence of any such prepayment shall not modify, waive or alter any rights to extend the Closing Date set forth in the Agreement.
         6.       Bradlee's Lease.
                  (a) Notwithstanding the provisions of Section 2(d) of the Agreement, in the event that on or before the Closing
Date for the Wallkill Plaza Shopping Center the Bradlee's
Lease has been rejected or deemed rejected pursuant to Section 365 of the Bankruptcy Code, then (x) the Purchaser shall deliver the Bradlee's Note to the Seller of the Wallkill Plaza Shopping Center, subject to the provisions set forth in subparagraphs (i), (ii) and (iii), as if such rejection had not occurred prior to such Closing Date, and (y) the provisions of the first sentence of Section 2(d)(i) of the Agreement shall not apply but the remaining provisions of Section 2(d) of the Agreement shall apply, as modified by this First Amendment, as if the Bradlee's Lease was first rejected or deemed rejected immediately after the Closing Date. Furthermore, in the event that the Bradlee's Lease is rejected or deemed rejected pursuant to Section 365 of the Bankruptcy Code after the Closing Date of the Wallkill Plaza Shopping Center, then the following provisions shall apply:

                           (i)       The Purchaser shall promptly notify
The Stop & Shop Companies, Inc. ("S&S") of such rejection or deemed rejection and demand that S&S honor the tenant obligations under the Bradlee's Lease. If S&S does not immediately commence payment of all of the rental and other payment obligations under the Bradlee's Lease or if S&S commences immediate payment of such rental and other payment obligations and thereafter defaults in or otherwise fails to make any rental or other payment obligation due under the Bradlees Lease and such default or failure continues for a period of sixty (60) days, then the entire amount of the Bradlee's Note shall be forgiven and the $1,200,000 conditional portion of the Purchase Price shall not be payable (in which event the Bradlee's Note shall be canceled and returned to Purchaser). In such event, however, Purchaser agrees that it shall commence litigation against S&S (the "S&S Litigation") with respect to the rental and other payment obligations under the Bradlee's Lease in a timely manner and
                                                      -6-

thereafter pursue the S&S Litigation as Purchaser deems reasonably appropriate (but without any obligation to appeal), provided, that the Purchaser shall not voluntarily dismiss, or settle any such litigation without the consent of the Seller of the Wallkill Plaza Shopping Center, which consent shall not be unreasonably withheld or delayed. Any monetary judgment recovered in such litigation, after reimbursement to the Purchaser of all costs, expenses and fees incurred by the Purchaser in connection with such litigation, shall upon receipt be split 66-2/3% to the Seller of the Wallkill Plaza Shopping Center and 33-1/3% to the Purchaser.

                           (ii)      If S&S makes all rental and
other payments due under the Bradlee's Lease for the period of time from rejection of the Bradlee's Lease until the fifth anniversary of the Closing Date for the Wallkill Plaza Shopping Center, then the Purchaser shall pay to the Seller of the Wallkill
Plaza Shopping Center an amount equal to one hundred percent
(100%) of the face amount of the Bradlee's Note, together with interest on such face amount, and upon receipt of such payment the Bradlee's Note shall be canceled and returned to Purchaser.

                           (iii)  Notwithstanding the
foregoing, in the event that Bradlee's rejects or is deemed.to have rejected the Bradlee's Lease as described above.and any action or proceeding is commenced or brought under the Bankruptcy Code with respect to S&S prior to the fifth anniversary of the Closing Date for the Wallkill Plaza Shopping Center, whether before or after such rejection by Bradlee's, then the entire amount of the Bradlee's Note shall be forgiven and the $1,200,000 conditional portion of the Purchase Price shall not be payable. In such event the Bradlee's Note shall be canceled and returned to Purchaser. In addition, in such event, the S&S Litigation may be discontinued, and any and all proceeds of claims in the Bankruptcy Court against Bradlee's or S&S shall be retained by the Purchaser.

                  (b) For purposes of this Amendment and the Agreement, the definition of Bradlee's Lease is hereby amended by replacing the existing definition with the following:
"that certain Lease, dated March 9, 1985 between Wallkill Plaza Associates and The Stop & Shop Companies, Inc., as same may have been amended and assigned".
                                                      -7-
         7. Miscellaneous. Except as hereinabove amended, the Agreement shall remain in full force and effect and the Purchaser and the Sellers acknowledge and reaffirm their respective obligations under the Agreement.

         8. Limitations on Purchaser Principals' Liability. This First Amendment and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Declaration of Trust of New Plan Realty Trust dated as of July 31, 1972, as amended, and not individually, and bind only the trust estate of the Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of a any claim or for the performance of any agreement obligation or undertaking thereunder. Each of the Sellers acknowledges and agrees that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

         9. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

                                   -8-
         IN WITNESS WHEREOF, this First Amendment has been duly executed by the parties hereto as of the day and year first above written.

SELLERS:                                      DEAN WITTER REALTY INCOME
                                                PARTNERSHIP II, L.P.

                                      By:      Dean Witter Realty Income
                                               Properties II, Inc., its general
                                               partner

                                              By:/s/E. Davisson Hardman, Jr.
                                              Title:President


                                              MIDWAY CROSSING LIMITED
                                              PARTNERSHIP

                                        By:      DW Community Centers Limited
                                                 Partnership, a general partner

                                        By:      DW Maplewood, Inc., its general
                                                 partner

                                              By:/s/E. Davisson Hardman, Jr.
                                              Title:President

                                              DEAN WITTER REALTY INCOME
                                                PARTNERSHIP III, L.P.

                                              By:      Dean Witter Realty
Income
                                              Properties III, Inc., its
                                              general partner

                                              By:/s/E. Davisson
                                              Hardman, Jr.
                                              Title:President

                -9-
                        GENESEE CROSSING LIMITED
          PARTNERSHIP

  By:      DW Community Centers Limited
           Partnership, a general
partner


  By:      DW Maplewood, Inc., its
general
           partner


        By:/s/E. Davisson Hardman, Jr.
        Title:President


        FARMINGTON/9 MILE ASSOCIATES,
        A MICHIGAN LIMITED
        PARTNERSHIP

By:      DW Community Centers
         Limited Partnership, a general
         partner

 By:      DW Maplewood, Inc.,
          its general partner

        By:/s/E. Davisson Hardman, Jr.
        Title:President

        HAMPTON CROSSING ASSOCIATES

  By:      D.W. Hampton, Inc., a general
           partner

        By:/s/E. Davisson Hardman, Jr.
        Title:President

                                  -10-
                                              ROCHESTER HILLS LIMITED
                                              PARTNERSHIP

                                         By:   Rochester Hills, Inc. its General
                                               Partner

                                              By:/s/E. Davisson Hardman, Jr.
                                              Title:President


PURCHASER:                                    NEW PLAN REALTY TRUST


                                              By:   Steven Siegel
                                              Title: General Counsel &
                                                     Senior Vice President

         Dean Witter Realty Yield Plus, Limited Partnership, hereby accepts and agrees to the foregoing First Amendment and hereby acknowledges and reaffirms its agreements and obligations under and in respect to Sections 6.1 and 28 of the Agreement.

                                              DEAN WITTER REALTY YIELD PLUS,
                                                L.P.

                                     By:      Dean Witter Realty Yield Plus
                                              Inc.
                                              managing general partner

                                              By:/s/E. Davisson Hardman, Jr.
                                              Title:President


         Lawyers Title Insurance Corporation executes this First
Amendment solely for the purposes set forth in Section 16 of the Agreement.


ESCROW AGENT:                                 LAWYERS TITLE INSURANCE
                               CORPORATION


                                              By:    Robert Soule
                                              Title: Regional Director